EXHIBIT 99.1
                     INDEX TO FINANCIAL STATEMENTS


CHANCELLOR MEDIA OUTDOOR CORPORATION

Report of Independent Accountants............................................F-3
Consolidated Balance Sheets as of December 31, 1998 and March 31, 1999
     (unaudited).............................................................F-4
Consolidated Statements of Operations for the period from July 22, 1998 to
     December 31, 1998, and the three months ended March 31, 1999
     (unaudited).............................................................F-5
Consolidated Statements of Equity for the period from July 22, 1998 to
     December 31, 1998, and the three months ended March 31, 1999
     (unaudited).............................................................F-6
Consolidated Statements of Cash Flows for the period from July 22, 1998 to
     December 31, 1998, and the three months ended March 31, 1999
     (unaudited).............................................................F-7
Notes to Consolidated Financial Statements...................................F-8

THE OUTDOOR ADVERTISING DIVISION OF WHITECO INDUSTRIES, INC.

Report of Independent Accountants...........................................F-15
Statement of Income for the eleven months ended November 30, 1998...........F-16
Statement of Divisional Equity for the eleven months ended November
     30, 1998...............................................................F-17
Statement of Cash Flows for the eleven months ended November 30, 1998.......F-18
Notes to Financial Statements...............................................F-19

Independent Auditors' Report................................................F-22
Balance Sheets as of December 31, 1996 and 1997.............................F-23
Statements of Income for the years ended December 31, 1995, 1996 and 1997...F-24 Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997...............................................................F-25
Notes to Financial Statements...............................................F-26

MARTIN MEDIA L.P.

Report of Independent Accountants...........................................F-29
Statement of Operations for the seven months ended July 31, 1998............F-30
Statement of Partners' Capital for the seven months ended July 31, 1998.....F-31
Statement of Cash Flows for the seven months ended July 31, 1998............F-32
Notes to Financial Statements...............................................F-33

Report of Independent Public Accountants....................................F-37
Balance Sheets as of December 31, 1997 and 1996.............................F-38
Statements of Operations for each of the years ended December 31, 1997,
1996 and 1995...............................................................F-39
Statements of Partners' Capital (Deficit) for each of the years ended
     December 31, 1997, 1996 and 1995.......................................F-40
Statements of Cash Flows for each of the years ended December 31, 1997,
1996 and 1995...............................................................F-41
Notes to Financial Statements...............................................F-43

MARTIN & MACFARLANE, INC.

Report of Independent Accountants...........................................F-54
Statement of Operations for the seven months ended July 31, 1998............F-55
Statement of Retained Earnings for the seven months ended July 31, 1998.....F-56
Statement of Cash Flows for the seven months ended July 31, 1998............F-57
Notes to Financial Statements...............................................F-58

Report of Independent Public Accountants....................................F-62
Balance Sheets as of December 31, 1997 and 1996.............................F-63
Statements of Income for each of the years ended December 31, 1997 and
     1996 and the six-month period ended December 31, 1995..................F-64
Statements of Retained Earnings for each of the years ended December 31,
     1997 and 1996 and the six-month period ended December 31, 1995.........F-65
Statements of Cash Flows for each of the years ended December 31, 1997 and 1996 and the six-month period ended December 31, 1995..............F-66
Notes to Financial Statements...............................................F-68

Independent Auditors' Report................................................F-80
Balance Sheet as of June 30, 1995...........................................F-81
Statement of Income for the year ended June 30, 1995........................F-83
Statement of Retained Earnings for the year ended June 30,  1995............F-84
Statement of Cash Flows for the year ended June 30, 1995....................F-85
Notes to Financial Statements...............................................F-87

               REPORT OF INDEPENDENT ACCOUNTANTS


June 9, 1999
To the Board of Directors of
Chancellor Media Corporation

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, equity and cash flows present fairly, in all material respects, the financial position of Chancellor Media Outdoor Corporation (the "Company"), a wholly-owned subsidiary of Chancellor
Media Corporation of Los Angeles, at December 31, 1998, and the results of their operations and their cash flows for the period from July 22, 1998 through December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

CHANCELLOR MEDIA OUTDOOR CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CHANCELLOR MEDIA CORPORATION OF LOS ANGELES)

CONSOLIDATED BALANCE SHEETS
(DOLLARS IN THOUSANDS)

                                                                                     MARCH 31,
                                                             DECEMBER 31,              1999
                                                                1998                (Unaudited)
                                                             ------------           -----------
ASSETS
Current assets:
  Cash                                                       $    2,023             $    3,620
  Accounts receivable, net of allowance for uncollectible
    accounts of $5,053 and $5,286                                27,073                 29,015
  Prepaid land rent                                               7,325                 10,655
  Deferred tax asset                                              2,122                  2,243
  Inventories                                                     3,680                  3,438
  Other current assets                                            2,119                  2,609
                                                             ----------             ----------
            Total current assets                                 44,342                 51,580
                                                             ----------             ----------
  Property and equipment:
      Land                                                       16,215                 16,909
      Advertising structures                                  1,178,751              1,206,113
      Buildings and improvements                                 10,117                 10,251
      Equipment and vehicles                                      9,005                 10,328
      Construction-in-progress                                   13,114                 17,382
                                                             ----------             ----------
            Total cost                                        1,227,202              1,260,983
                                                             ----------             ----------
            Accumulated depreciation                            (20,794)               (47,765)
                                                             ----------             ----------
            Net property and equipment                        1,206,408              1,213,218
                                                             ----------             ----------

   Intangible assets:
      Goodwill                                                  464,359                469,795
      Other                                                      27,000                 39,673
                                                             ----------             ----------
            Total cost                                          491,359                509,468
                                                             ----------             ----------
  Accumulated amortization                                       (5,196)                (9,616)
            Net intangible assets                               486,163                499,852
  Prepaid land rent, non-current                                  1,168                  1,168
                                                             ----------             ----------
            Total assets                                     $1,738,081             $1,765,818
                                                             ==========             ==========

LIABILITIES AND EQUITY
Current liabilities:
  Notes payable, current                                     $      698             $      671
  Accounts payable                                                8,799                  3,479
  Accrued payroll and employee benefits                           5,327                  7,029
  Other accrued liabilities                                       8,007                 11,661
                                                             ----------             ----------
            Total current liabilities                            22,831                 22,840
Commitments and contingencies                                         -                      -
Deferred tax liabilities                                         99,009                 95,554
Notes payable, long-term                                          1,715                  1,854
Equity                                                        1,614,526              1,645,570
                                                             ----------             ----------
            Total liabilities and equity                     $1,738,081             $1,765,818
                                                             ==========             ==========

     See accompanying notes to consolidated financial statements.

CHANCELLOR MEDIA OUTDOOR CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CHANCELLOR MEDIA CORPORATION OF LOS ANGELES)

CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS)

                                                            FOR THE PERIOD        FOR THE THREE
                                                             FROM JULY 22,        MONTHS ENDED
                                                               1998 TO              MARCH 31,
                                                             DECEMBER 31,             1999
                                                                1998               (UNAUDITED)
                                                           ---------------        --------------
Revenues                                                   $     52,750            $    57,992

Less:  agency commissions                                         5,145                  4,391
                                                           ------------            -----------

      Net revenues                                               47,605                 53,601

Operating expenses                                               23,505                 28,451
Corporate general and administrative expenses                     1,981                  2,825
Depreciation and amortization                                    25,990                 31,396
                                                           ------------            -----------

      Loss from operations                                       (3,871)                (9,071)

Other (income) expense                                             (156)                    86
Interest expense                                                    105                     64
                                                           ------------            -----------
      Loss before taxes                                          (3,820)                (9,221)

Income tax expense (benefit)                                        345                 (3,076)
                                                           ------------            -----------
      Net loss                                             $     (4,165)           $    (6,145)
                                                           ============            ===========


     See accompanying notes to consolidated financial statements.

CHANCELLOR MEDIA OUTDOOR CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CHANCELLOR MEDIA CORPORATION OF LOS ANGELES)

CONSOLIDATED STATEMENTS OF EQUITY
(DOLLARS IN THOUSANDS)



                                                           FOR THE PERIOD        FOR THE THREE
                                                            FROM JULY 22,         MONTHS ENDED
                                                              1998 TO               MARCH 31,
                                                            DECEMBER 31,             1999
                                                               1998               (UNAUDITED)
                                                           ---------------       --------------
Beginning balance                                          $         -             $ 1,614,526

Contributions from parent, net                               1,618,691                  37,189

Net loss                                                        (4,165)                 (6,145)
                                                           -----------             -----------

                                                           $ 1,614,526             $ 1,645,570
                                                           ===========             ===========



     See accompanying notes to consolidated financial statements.

CHANCELLOR MEDIA OUTDOOR CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CHANCELLOR MEDIA CORPORATION OF LOS ANGELES)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN THOUSANDS)



                                                             FOR THE PERIOD         FOR THE THREE
                                                             FROM JULY 22,          MONTHS ENDED
                                                                1998 TO               MARCH 31,
                                                             DECEMBER 31,               1999
                                                                1998                 (UNAUDITED)
                                                            ---------------        --------------

Net loss                                                    $  (4,165)             $  (6,145)
                                                            ---------              ---------
Adjustments to reconcile net loss to net cash
      provided by operating activities:
            Depreciation                                       20,794                 26,981
            Amortization of intangibles                         5,196                  4,415
            Deferred tax benefit                               (1,155)                (3,576)
            Changes in assets and liabilities:
                  Accounts receivable                          (1,165)                (1,578)
                  Other assets                                  1,649                 (2,223)
                  Accounts payable and accrued expenses         1,780                   (379)
                                                            ---------              ---------

              Total adjustments                                27,099                 23,640
                                                            ---------              ---------

              Net cash provided by operating activities        22,934                 17,495
                                                            ---------              ---------

Cash flows from investing activities:
  Purchases of property and equipment and construction
      of advertising structures                                (5,344)                (8,176)
                                                            ---------              ---------

              Net cash used in investing activities            (5,344)                (8,176)
                                                            ---------              ---------

Cash flows from financing activities:
  Distributions to parent                                     (15,347)                (7,584)
  Principal payments on note payable                             (220)                  (138)
                                                            ---------              ---------

              Net cash used in financing activities           (15,567)                (7,722)
                                                            ---------              ---------

Net increase in cash                                            2,023                  1,597
Cash, at beginning of period                                        -                  2,023
                                                            ---------              ---------


Cash, at end of period                                      $   2,023              $   3,620
                                                            =========              =========

Supplemental disclosure of cash flow information:
  Cash paid for interest                                    $     105              $      64
                                                            =========              =========


     See accompanying notes to consolidated financial statements.

CHANCELLOR MEDIA OUTDOOR CORPORATION
(A WHOLLY-OWNED SUBSIDIARY OF CHANCELLOR MEDIA CORPORATION OF LOS ANGELES)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)


1.   ORGANIZATION AND SIGNIFICANT ACQUISITIONS

     The Chancellor Media Outdoor Corporation (the "Company"), a wholly-owned subsidiary of Chancellor Media Corporation of Los Angeles ("CMCLA"), operated approximately 38,000 outdoor advertising display faces in 37 states as of December 31, 1998. The Company was formed on July 22, 1998; however, the Company held no assets until the acquisition of Martin Media, Martin & MacFarlane and certain affiliated companies on July 31, 1998 and the Company had no results of operations until August 1, 1998. On June 1, 1999, Chancellor Media Corporation ("CMC"), the indirect parent of CMCLA, announced that it had entered into a definitive agreement to sell the Company (see
     Note 8). The accompanying consolidated financial statements do not include any effects related to the proposed transaction.

     On July 31, 1998, CMCLA acquired Martin Media L.P., Martin & MacFarlane and certain affiliated companies ("Martin") for a total purchase price of $615,117, which consisted of $612,848 in cash and included various other direct acquisition costs and the assumption of notes payable of $2,270. As part of the Martin transaction, CMCLA acquired an asset purchase agreement with Kunz & Company and paid an additional $6,000 in cash for a purchase option deposit previously paid in by Martin. Martin operated 13,700 billboards and outdoor displays in 12 states serving 23 markets.

     On November 13,  1998,  CMCLA acquired approximately 1,000 billboards and outdoor display faces from Kunz & Company for $40,264 in cash, of which $6,000 was previously paid as a purchase option deposit in
     connection  with  the  Martin  acquisition  on July 31, 1998.   The Company
     had previously been operating these properties under a management agreement effective July 31, 1998.

     On December 1, 1998, CMCLA acquired the assets and working capital of the outdoor advertising division of Whiteco Industries, Inc. ("Whiteco"), which operated approximately 22,500 billboards and outdoor displays in 34 states, for $981,698 in cash, including various other direct acquisition costs.

     The unaudited 1998 pro forma condensed consolidated results of operations data, as if the Whiteco and Martin transactions had occurred on July 22, 1998 are as follows:

           Net revenues                                $     92,990

           Net loss                                          (9,856)


     The pro forma results are not necessarily indicative of future results.

     Between September and December 1998, CMCLA acquired approximately 670
     additional  billboards  and  outdoor   displays  in  various  markets  for
     approximately $23,582 in cash.

     On   January   21,  1999  and  February  9,  1999,   CMCLA acquired
     approximately 4,500 outdoor display faces from Triumph Outdoor Holdings and certain affiliated companies for $37,006 in cash including working capital and direct acquisition costs ("the Triumph Acquisition"). In connection with the Triumph Acquisition, CMCLA paid approximately $1,000 to an entity controlled by James A. McLaughlin, the President and
     Chief Operating Officer of the Company.    An additional $700 that
     may be paid to such entity is currently held in escrow, subject to satisfaction of indemnity claims, if any.

     Between January and May 1999, CMCLA acquired approximately 250 additional billboards and outdoor displays in various transactions for approximately $11,900 in cash.

     The  above  acquisitions were accounted for under the purchase  method  of
     accounting.   After  acquisition,  CMCLA  pushed  down the applicable
     stock,  assets and/or liabilities of the acquired entities  to  the Company
     as  non-cash  contributions.   The contributions were made at cost
     and therefore no related gain or loss was recognized by CMCLA. These acquisitions are non-cash transactions that are not reflected in the
     consolidated statement  of  cash  flows.   The  accompanying  consolidated
     financial statements include the results of operations of the acquired entities from their respective date of acquisition.

     A summary of net assets acquired during 1998 follows:


Cash                                                                 $    6,716
Accounts receivable, net                                                 25,908
Other current assets                                                     14,747
Property and equipment                                                1,221,858
Intangible assets                                                       499,044
Other assets                                                              1,195
Accounts payable and accrued expenses                                   (10,752)
Deferred tax liabilities                                                (98,042)
Other liabilities                                                           (13)
                                                                     ----------
         Total net assets acquired                                    1,660,661
                                                                     ==========

Less:
   Cash acquired                                                          6,716
   Notes payable                                                          2,268
                                                                     ----------
Cash paid for acquisitions by CMCLA                                  $1,651,677
                                                                     ==========

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles. All significant intercompany balances and transactions have been eliminated in consolidation. Corporate overhead costs related to the Company are included as expenses in the accompanying financial statements. Management considers the inclusion of such expenses reasonable. The corporate overhead expenses may not necessarily be indicative of expenses that would have been incurred if the Company had operated as a separate entity.

     INTERIM FINANCIAL STATEMENTS

     The financial information as of March 31, 1999 and with respect to the three months then ended is unaudited. In the opinion of management, the financial statements contain all adjustments, consisting of normal recurring accruals, necessary for the fair presentation of the results for such period. The information is not necessarily indicative of the results of operations to be expected for the fiscal year end.

     ADVERTISING CONTRACTS AND REVENUE RECOGNITION

     Outdoor advertising revenue is derived from contracts with advertisers for the rental of outdoor advertising space and is recognized on an accrual basis ratably over the terms of the contracts, which generally cover periods of one month up to five years. Costs associated with the outdoor advertising operations, including contract costs and land rental, are expensed over the related contract term.

     PREPAID LAND LEASES

     The  majority  of  the Company's outdoor advertising structures are
     located on leased land.   Land  rent  is  typically  paid  in  advance for
     periods ranging from one to twelve months. Prepaid land leases are expensed ratably over the related rental term.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost.   Depreciation  of property and
     equipment is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:

     Advertising structures                             15 years
     Building and improvements                          35 years
     Equipment and vehicles                           5-10 years

     Repaid and maintenance costs are charged to expense as incurred.

     GOODWILL AND OTHER INTANGIBLE ASSETS

     Intangible assets consist of goodwill, non-compete agreements, municipal contracts and franchise agreements. Intangible assets resulting from acquisitions are valued based upon estimated fair values. The Company amortizes such intangible assets using the straight-line method over estimated useful lives of 40 years for goodwill, five years for non-compete agreements and ten years for municipal contracts and franchise agreements. The Company evaluates the propriety of the carrying amount of intangible assets and related amortization periods to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of amortization periods. These evaluations consist of the projection of undiscounted cash flows over the remaining amortization periods of the related intangible assets.

     The projections are based on historical trend lines of actual results, adjusted for expected changes in operating results. At this time, the Company believes that no impairment of goodwill or other intangible assets has occurred and that no revisions to the amortization periods are warranted.

     CASH EQUIVALENTS

     The Company considers temporary cash investments purchased with original maturities of three months or less to be cash equivalents.

     DISCLOSURE OF CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers and the geographic diversification of the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. At December 31, 1998, no receivable from any customer exceeded 5% of equity and no customer accounted for more than 10% of net revenues during the period July 22, 1998 through December 31, 1998.

3.   LEASE COMMITMENTS

     The Company has long-term operating leases for office space, equipment and the majority of the land occupied by its outdoor advertising structures. The leases expire at various dates, generally during the next ten years, and have varying options to renew and cancel. Rental expense for operating leases (excluding those with lease terms of one month or less that were not renewed) was approximately $8,234 for the period July 22, 1998 to December 31, 1998. Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1998 are as follows:


YEARS
-----

1999                                                                    $   33,624
2000                                                                        35,187
2001                                                                        35,836
2002                                                                        36,457
2003                                                                        36,970
Thereafter                                                               1,259,991
                                                                        ----------
                                                                        $1,438,065
                                                                        ==========

4.   INCOME TAXES

     The Company is a member of  a  group  that files a consolidated
     income  tax  return.   For  purposes  of separate financial  statement
     presentation, the Company's current and deferred income taxes have been determined as if the Company were a separate taxpayer.

     Income tax expense for the period from July 22, 1998 to December 31, 1998 consists of the following:


Current tax expense:
                Federal                                                 $       -
                State                                                       1,500
                                                                        ---------
                   Total current tax expense                                1,500

Deferred tax benefit:
                Federal                                                    (1,103)
                State                                                         (52)
                   Total deferred tax benefit                              (1,155)
                                                                        ---------

Income tax expense                                                      $     345
                                                                        =========

Total income tax expense differed from the amount computed by applying the U.S. federal statutory income tax rate of 35% to the loss from operations for the period from July 22, 1998 to December 31, 1998 as a result of the following:

                                                     $                    %
                                                -----------          -----------

Computed "expected" tax benefit                 $  (1,337)             (35.0)%
Amortization of goodwill                              357                 9.3%
Nondeductible meals and entertainment                 350                 9.2%
State income taxes, net of federal benefit            975                25.5%
                                                ---------            ---------
Income tax expense                              $     345                 9.0%
                                                =========            =========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1998 are presented below:


Deferred tax assets:

                  Net operating loss carryforwards                      $   8,290
                  Differences in book and tax bases                         2,122
                                                                        ---------
                    Total deferred tax assets                              10,412
                                                                        ---------

Deferred tax liabilities:

                  Property and equipment and intangibles, primarily
                   related to acquisitions                                107,299
                                                                        ---------
                   Net deferred tax liability                           $  96,887
                                                                        =========

Deferred tax assets  and  liabilities  are  computed  by  applying the U.S.
federal and state income tax rate in effect to the gross amounts of temporary differences and other tax attributes, such as net operating loss carryforwards.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

At December 31, 1998, the Company has tax net operating loss carryforwards available to offset future taxable income of approximately $19,700, expiring in the year 2013.

5.   CONTINGENCIES

     The Company is involved in various claims and lawsuits, which are generally incidental to its business. The Company is vigorously contesting all of these matters and believes that the ultimate resolution of these matters will not have a materially adverse effect on its consolidated financial position, cash flows or results of operations.

     The Company,  together with its consolidated subsidiaries, has
     guaranteed  certain  debt   obligations   issued   by   CMCLA  of
     approximately  $4,096,000.   In addition to the Company,  other
     subsidiaries of CMCLA guarantee the debt.

6.   STOCK OPTIONS

     CMC has established Key Employee Stock Option Plans ("the Employee Option Plans") which provide for the issuance of stock options to officers and other key employees of CMC and its subsidiaries. The
     Employee Option Plans make available for issuance an aggregate 15,105,000 shares of common stock of CMC.

     The total options available for grant were 2,171,939 at December 31, 1998. During 1998, CMC granted options to purchase 360,000 shares of CMC common stock to an officer of the Company with an exercise price of $48.375. Options to purchase 300,000 shares of CMC common stock vest ratably 25% per year for a period of three years with the first 25% vested on the grant date. Options to purchase 60,000 shares of CMC common stock vest ratably 25% per year on each of the first four annual anniversaries of the date of grant. At December 31, 1998, 75,000 shares were exercisable.

     The Company applies Accounting Principles Board Opinion No. 25 in accounting for the Employee Option Plans and, accordingly, no compensation cost for Company employees is recognized in the consolidated financial statements for stock options which have exercise prices equal to or in excess of the market value of CMC's common stock on the date of grant. Had the Company determined compensation cost based on fair value at grant date for its stock options under Statement of Financial Accounting Standards No. 123, the Company's pro forma net loss for the period from July 22, 1998 through December 31, 1998 would have been $5,440. The fair value for the stock options was estimated at the date of grant using the Black-Scholes option pricing model assuming a dividend yield of 0%, an expected volatility of 39.91%, a risk free interest rate of 4.80% and an expected life of seven years.

7.   BENEFIT PLAN

     CMC offers substantially all of its and its subsidiaries' employees voluntary participation in a 401(k) Plan. Through the Company, CMC may make discretionary contributions to the plans; however, no such contributions were made by the Company during 1998.

8.   SUBSEQUENT EVENT

     On  June  1, 1999, CMCLA entered into a definitive  agreement  to sell the Company to Lamar Advertising Company ("Lamar") for approximately $1,600,000 in stock and cash. Under the terms of the agreement, Lamar will pay $700,000 in cash and will issue approximately 26,227,000 shares of its common stock, valued at approximately $900,000 based on the  value  of  the  stock  on May 27,
     1999.   Following  the  transaction, CMCLA will own approximately
     30% of Lamar's common stock and will have the right to appoint two members to Lamar's board of directors, increasing the size of the board to ten members.

               REPORT OF INDEPENDENT ACCOUNTANTS

June 9, 1999
To the Board of Directors of
Chancellor Media Corporation

In our opinion, the accompanying statements of income, divisional equity and cash flows present fairly, in all material respects, the results of operations and cash flows of The Outdoor Division of Whiteco
Industries, Inc. (the "Division") for the eleven months ended November 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Division's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/S/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

THE OUTDOOR DIVISION OF WHITECO INDUSTRIES, INC.

STATEMENT OF INCOME
ELEVEN MONTHS ENDED NOVEMBER 30, 1998
(DOLLARS IN THOUSANDS)



Revenues                                                                     $   128,603
Less:  agency commissions                                                         (8,973)
                                                                             -----------

            Net revenues                                                         119,630

Cost of revenues                                                                  43,665
Selling and administrative expenses                                               23,719
Depreciation and amortization                                                     10,342
Management fee expense                                                             2,164
Other                                                                                413
                                                                             -----------

            Income from operations                                                39,327

Interest expense                                                                      35
Interest income                                                                     (134)
Gain on sale of properties                                                        (1,418)
                                                                             -----------

Net income                                                                   $    40,844
                                                                             ===========

            See accompanying notes to financial statements.

THE OUTDOOR DIVISION OF WHITECO INDUSTRIES, INC.

STATEMENT OF DIVISIONAL EQUITY
ELEVEN MONTHS ENDED NOVEMBER 30, 1998
(DOLLARS IN THOUSANDS)



Divisional equity at December 31, 1997                                       $   87,262

     Net income                                                                  40,844
     Interdivisional transactions, net                                          (21,968)
                                                                             ----------

Divisional equity at November 30, 1998                                       $  106,138
                                                                             ==========

            See accompanying notes to financial statements.

THE OUTDOOR DIVISION OF WHITECO INDUSTRIES, INC.

STATEMENT OF CASH FLOWS
ELEVEN MONTHS ENDED NOVEMBER 30, 1998
(DOLLARS IN THOUSANDS)



Cash flows from operating activities:
     Net income                                                               $  40,844
                                                                              ---------
     Adjustments to reconcile net income to net cash
           provided by operating activities:
                Depreciation and amortization                                    10,146
                Provision for doubtful accounts                                     299
                Gain on sale of assets                                           (1,418)
                Changes in assets and liabilities:
                      Accounts receivable                                        (4,812)
                      Other assets                                               (5,617)
                      Accounts payable and accrued expenses                       2,088
                                                                              ---------

                      Total adjustments                                             686
                                                                              ---------

                      Net cash provided by operating activities                  41,530
                                                                              ---------

Cash flows from investing activities:
     Proceeds from sale of assets                                                   558
     Expenditures for property and equipment                                    (20,230)
                                                                              ---------

                      Net cash used in investing activities                     (19,672)
                                                                              ---------

Cash flows from financing activities:
     Interdivisional transactions, net                                          (21,968)
                                                                              ---------

                      Net cash used in financing activities                     (21,968)
                                                                              ---------

Net decrease in cash                                                               (110)
Cash at beginning of period                                                         250
                                                                              ---------

Cash at end of period                                                         $     140
                                                                              =========

            See accompanying notes to financial statements.

THE OUTDOOR DIVISION OF WHITECO INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)


1.   THE COMPANY AND SALE

     The Outdoor Advertising Division of Whiteco Industries, Inc. (the "Division") owns and operates outdoor advertising signs throughout the United States. The Division is wholly-owned by Whiteco Industries, Inc. ("Industries").

     During the period covered by the financial statements, the Division was conducted as an integral part of Industries' overall operations and separate financial statements were not prepared. These financial statements have been prepared from Industries' historical accounting records. Corporate overhead expenses are actual expenses incurred by the Division; however, the expenses incurred by the Division for corporate overhead may not necessarily be indicative of expenses that would have been incurred had the Division been operated as a separate entity.

     On December 1, 1998, Industries entered into an agreement whereby substantially all of the assets of the Division were purchased and certain of the liabilities were assumed by Chancellor Media Corporation of Los Angeles. The accompanying financial statements do not reflect any adjustments relating to this transaction.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CONTRACTS AND REVENUE RECOGNITION

     Outdoor advertising signs are contracted to customers under individual advertising contracts that primarily run from one month to five years. Revenue is recognized ratably over the life of the contract. Costs associated with the outdoor advertising operations, including contract costs and land rental, are expensed over the related contract term.

     PREPAID SIGN COSTS

     The majority of the Division's outdoor advertising structures are located on leased land. Land rent is typically paid in advance for periods ranging from one to twelve months. Prepaid land leases are expensed ratably over the related rental term.

     PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost, including interest charges capitalized during construction. Depreciation on these assets is computed over various lives under the straight-line method over the various useful lives. Depreciation expense for the eleven months ended November 30, 1998 was $10,146.

     The estimated useful lives of the various classes of buildings, improvements and equipment are as follows:

     Building and improvements                              15-40 years
     Advertising structures                                  5-12 years
     Equipment                                                3-8 years

     INCOME TAXES

     The Division is part of Industries, which is an "S" corporation and, as such, federal and most state income taxes are the responsibility of the stockholder and therefore not reflected on the Division's financial statements.

     DISCLOSURE OF CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   LEASE COMMITMENTS

     The Division leases office facilities and property under various operating leases. The Division's primary office premises are leased from a partnership in which Industries is the general partner. Annual minimum rental payments under leases that have an initial or remaining term in excess of one year or leases expected to be renewed at November 30, 1998 are as follows:


YEARS ENDING DECEMBER 31,                        RELATED
-------------------------                         PARTY            OTHER            TOTAL
                                                ---------        --------         --------
    1999                                        $    224         $  20,856        $  21,080
    2000                                             224            20,983           21,207
    2001                                             224            21,094           21,318
    2002                                             224            21,217           21,441
    2003                                              56            21,397           21,453
    Thereafter                                         -           566,701          566,701
                                                --------         ---------        ---------
                                                $    952         $ 672,248        $ 673,200
                                                ========         =========        =========

     Total lease expense was approximately $20,080 for the eleven months ended November 30, 1998. Lease expense to related parties was $216 for the eleven months ended November 30, 1998.

4.   MANAGEMENT AGREEMENT

     In October 1984, the Division entered into an agreement with Metro Management Associates (the "Partnership"), a partnership in which several partners are employees of Industries, for the management and operation of approximately 540 outdoor advertising signs located in Indiana, Texas, Rhode Island, Missouri, Ohio, Florida, Illinois,
     Kentucky, Pennsylvania and Virginia. All revenue and operating expenses related to the management and operation of the Partnership's outdoor advertising signs are included in the Division's results of operations. The Division is required to pay a profit participation fee to the Partnership which approximates the operating profit of the management assets and is based upon a fixed monthly fee and a variable fee based upon revenue. For the eleven months ended November 30, 1998, the Division paid $2,164 to Metro Management in connection with the agreement. On August 31, 1998, the Partnership entered into an agreement to sell substantially all of the assets and certain specified liabilities of the Partnership to Chancellor Media Corporation of Los Angeles. The management agreement between the Division and the Partnership was terminated upon the consummation of the acquisition by Chancellor Media Corporation of Los Angeles on December 1, 1998.

                      INDEPENDENT AUDITORS' REPORT

The Board of Directors
Whiteco Industries, Inc.
Merrillville, Indiana

        We have audited the accompanying balance sheets of the Outdoor Advertising Division of Whiteco Industries, Inc. as of December 31, 1996 and 1997, and the related statements of income and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

	We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Outdoor Advertising Division of Whiteco Industries, Inc. as of December 31, 1996 and 1997, and the results of its operations and cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                /S/ BDO SEIDMAN, LLP

                                                    BDO Seidman, LLP

Chicago, Illinois
September 17, 1998

                        OUTDOOR ADVERTISING DIVISION OF
                           WHITECO INDUSTRIES, INC.

                                BALANCE SHEETS

                                    ASSETS


                                                            DECEMBER 31,
                                                     ---------------------------
                                                         1996           1997
                                                     ------------   ------------
Current assets
  Cash.............................................  $    155,781   $    249,733
  Accounts receivable (net of $631,000 and
     $1,111,000 allowance for uncollectible
     accounts for December 31, 1996 and 1997,
     respectively).................................     9,112,798     10,718,470
  Prepaid expenses and other
     receivables...................................     2,520,913      2,684,801
  Prepaid sign costs...............................     4,880,789      5,064,178
                                                     ------------   ------------
          Total current assets.....................    16,670,281     18,717,182
                                                     ------------   ------------
Property and equipment
  Land, buildings and improvements.................     5,389,827      6,279,957
  Advertising signs................................   134,120,274    150,697,192
  Equipment........................................     4,226,984      4,925,336
                                                     ------------   ------------
          Total cost...............................   143,737,085    161,902,485
  Accumulated depreciation.........................    84,300,457     91,601,392
                                                     ------------   ------------
Net property and equipment.........................    59,436,628     70,301,093
                                                     ------------   ------------
Other sign costs...................................       707,273      1,424,848
                                                     ------------   ------------
                                                     $ 76,814,182   $ 90,443,123
                                                     ============   ============

                      LIABILITIES AND DIVISIONAL EQUITY

Current liabilities
  Accounts payable.................................  $    505,561   $    900,145
  Customers' advance payments and deposits.........       127,925         70,174
  Accrued expenses.................................     1,577,194      2,210,355
                                                     ------------   ------------
          Total current liabilities................     2,210,680      3,180,674
                                                     ------------   ------------
Commitments
Divisional equity..................................    74,603,502     87,262,449
                                                     ------------   ------------
                                                     $ 76,814,182   $ 90,443,123
                                                     ============   ============

                See accompanying notes to financial statements.

                        OUTDOOR ADVERTISING DIVISION OF
                           WHITECO INDUSTRIES, INC.

                            STATEMENTS OF INCOME



                                          YEAR ENDED DECEMBER 31,
                                 ------------------------------------------
                                     1995           1996           1997
                                 ------------   ------------   ------------
Revenues.......................  $108,447,476   $117,268,324   $126,800,754
Less: Agency discounts.........     6,616,011      8,400,821      8,702,563
                                 ------------   ------------   ------------
  Net revenues.................   101,831,465    108,867,503    118,098,191
Cost of revenues...............    40,659,116     42,021,229     45,615,461
Selling and administrative
  expenses.....................    14,878,784     16,288,955     18,369,034
Corporate overhead expenses....     5,176,832      5,644,490      6,073,671
Depreciation and
  amortization.................     8,675,204     10,501,844     11,525,410
Profit participation fee.......     2,101,620      2,248,329      2,321,884
                                 ------------   ------------   ------------
Income from operations before
  other income and interest
  expense......................    30,339,909     32,162,656     34,192,731
Other income, less other
  expenses.....................    (1,060,355)    (1,131,033)    (1,833,411)
Interest expense...............        38,556         17,927          3,794
                                 ------------   ------------   ------------
Net income.....................  $ 31,361,708   $ 33,275,762   $ 36,022,348
                                 ============   ============   ============

                See accompanying notes to financial statements.

                        OUTDOOR ADVERTISING DIVISION OF
                             WHITECO INDUSTRIES, INC.

                            STATEMENTS OF CASH FLOWS


                                                               YEAR ENDED
                                                              DECEMBER 31,
                                               ------------------------------------------
                                                   1995           1996           1997
                                               ------------   ------------   ------------
Cash flows from operating activities
Net income...................................  $ 31,361,708   $ 33,275,762   $ 36,022,348
  Adjustments to reconcile net income to net
    cash provided by operating activities
    Provision for depreciation and
      amortization...........................     8,675,204     10,501,844     11,525,410
    Gain on disposals of assets..............      (795,498)      (812,482)    (1,488,665)
    Increase in accounts receivable..........      (694,344)    (1,853,160)    (1,605,672)
    Decrease (increase) in prepaid expenses
      and other receivables..................      (220,881)    (1,202,910)      (163,888)
    Increase in prepaid sign costs and other
      sign costs.............................    (1,044,722)      (815,916)    (1,840,672)
    (Decrease) increase in accounts payable
      and accrued expenses...................       (66,319)       869,627      1,027,745
    Increase (decrease) in customers' advance
      payments and deposits..................       185,750        (57,825)       (57,751)
                                               ------------   ------------   ------------
        Total adjustments....................     6,039,190      6,629,178      7,396,507
                                               ------------   ------------   ------------
Net cash provided by operating activities....    37,400,898     39,904,940     43,418,855
                                               ------------   ------------   ------------
Cash flows from investing activities
  Proceeds from sales of assets..............     1,352,297      1,115,793      2,474,779
  Expenditures for advertising signs.........   (26,033,225)   (14,713,166)   (19,541,162)
  Expenditures for property and equipment....    (1,986,847)    (2,180,644)    (2,895,119)
                                               ------------   ------------   ------------
Net cash used in investing activities........   (26,667,775)   (15,778,017)   (19,961,502)
                                               ------------   ------------   ------------
Cash flows from financing activities
  Interdivisional transactions...............   (11,489,912)   (24,124,287)   (23,363,401)
                                               ------------   ------------   ------------
Net cash used in financing activities........   (11,489,912)   (24,124,287)   (23,363,401)
                                               ------------   ------------   ------------
Net (decrease) increase in cash..............      (756,789)         2,636         93,952
Cash, at beginning of year...................       909,934        153,145        155,781
                                               ------------   ------------   ------------
Cash, at end of year.........................  $    153,145   $    155,781   $    249,733
                                               ============   ============   ============

                See accompanying notes to financial statements.

OUTDOOR ADVERTISING DIVISION OF
WHITECO INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

	Whiteco Industries, Inc. ("Whiteco") has entered into an agreement to sell substantially all of the assets and certain liabilities of its Outdoor Advertising Division (the "Division"). The Division owns and operates outdoor advertising signs throughout the United States.

	During the periods covered by the financial statements, the Division was conducted as an integral part of Whiteco's overall operations and separate financial statements were not prepared. These financial statements have been prepared from Whiteco's historical accounting records. Corporate overhead expenses are actual expenses incurred by the Division. The Division operated independently from Whiteco Industries, Inc. However, the expenses incurred by the Division for corporate overhead may not necessarily be indicative of expenses that would have been incurred had the Division been operated as a separate entity.

  Contracts and Revenue Recognition

	Outdoor advertising signs are contracted to customers under individual advertising contracts that primarily run from one month to five years. Revenue is recognized ratably over the life of the contract. Costs associated with the outdoor advertising operations, including contract costs and land rental, are expensed over the related contract term.

  Prepaid Sign Costs and Other Sign Costs

	Prepaid sign costs and other sign costs are primarily land rental payments relating to future periods. Amortization on these assets was $1,020,942, $1,075,827 and $939,708 for the years ended December 31, 1995, 1996 and 1997.

  Property and Equipment

  Land, Buildings and Improvements and Equipment

	Land, buildings and improvements and equipment are carried at cost, including interest charges capitalized during construction. Depreciation on these assets is computed over various lives under the straight-line method and amounted to $767,872, $911,890 and $1,092,869 for the years ended December 31, 1995, 1996 and 1997.

  Advertising Signs

	Advertising sign structures are depreciated by the straight-line method over lives principally from eight to twelve years. Depreciation of advertising signs was $6,886,390, $8,514,127 and $9,492,833 for the years ended December 31, 1995, 1996 and 1997.

  Income Taxes

	The Division is part of Whiteco, which is an "S" corporation and, as such, federal and most state income taxes are the responsibility of the stockholder and therefore not reflected on the Division's financial statements.

  Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. LEASES

	The Division leases office facilities and property under various operating leases. The Division's primary office premises are leased from a partnership in which Whiteco Industries, Inc. is the general partner. Annual minimum rental payments under leases that have an initial or remaining term in excess of one year at December 31, 1997 are as follows:



                                              RELATED
                        YEAR                   PARTY      OTHER       TOTAL
                        ----                 --------   --------   ----------
1998.......................................  $224,000   $270,000   $  494,000
1999.......................................   224,000    131,000      355,000
2000.......................................   224,000    130,000      354,000
2001.......................................   224,000    131,000      355,000
2002.......................................   224,000    131,000      355,000
Thereafter.................................    56,000    962,000    1,018,000

	Total lease expense was approximately $675,000, $646,000 and $665,000 for the years ended December 31, 1995, 1996 and 1997, respectively. Related party lease expense was $254,000, $230,000 and $117,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

3. RETIREMENT SAVINGS PLAN

        The Division is a part of Whiteco Industries, Inc. ("Whiteco"), who maintains a qualified plan under Section 401(k) of the Internal Revenue Code. This plan is available for all employees who have completed one year or more of continuous service. The plan permits employees to contribute up to 15% of their annual compensation. The plan allows for discretionary Whiteco contributions. Currently, Whiteco matches 20% of the employees' contributions, to a maximum of 6% of earnings, and also makes a 1% quarterly matching contribution. Contributions were $154,160, $171,270 and $177,100 for the years ended December 31, 1995, 1996 and 1997, respectively.

4. MANAGEMENT AGREEMENT

	In October 1984, the Division entered into an agreement with Metro Management Associates (the "Partnership"), a partnership in which several partners are employees of Whiteco, for the management and operation of approximately 540 outdoor advertising signs located in Indiana, Texas, Rhode Island, Missouri, Ohio, Florida, Illinois, Kentucky, Pennsylvania and Virginia. All revenue and operating expenses related to the management and operation of the Partnership's outdoor advertising signs are included in the Division's results of operations. The Division is required to pay a profit participation fee to the Partnership which approximates the operating profit of the managed assets and is based upon a fixed monthly fee and a variable fee based upon revenue. On August 31, 1998, the Partnership entered into an agreement to sell substantially all of the assets and certain specified liabilities of the Partnership to Chancellor Media Corporation. The management agreement between the Division and the Partnership will be terminated upon consummation of the acquisition by Chancellor Media Corporation.

5. SUBSEQUENT EVENT

        On August 31, 1998, Whiteco Industries, Inc. entered into an agreement to sell substantially all of the assets and certain specified liabilities of the Division to Chancellor Media Corporation.

               REPORT OF INDEPENDENT ACCOUNTANTS


June 9, 1999
To the Board of Directors of
Chancellor Media Corporation

In our opinion, the accompanying statements of operations, partners' capital and cash flows present fairly, in all material respects, the operations and cash flows of Martin Media, L.P. (the "Company") for the seven months ended July 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards that require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

MARTIN MEDIA L.P.

STATEMENT OF OPERATIONS
SEVEN MONTHS ENDED JULY 31, 1998
(DOLLARS IN THOUSANDS)




Revenue                                                                       $  33,791
Cost of revenue                                                                   4,136
                                                                              ---------

            Gross profit                                                         29,655

Managers' controlled operating expenses                                          14,364
                                                                              ---------

            Income from managers' operations                                     15,291

Other operating expenses:
           Depreciation and amortization                                         11,223
           Refinance and acquisition expenses                                     3,276
           Other                                                                  3,174
                                                                              ---------

Operating loss                                                                   (2,382)

Other income (expenses):
           Interest income                                                           20
           Other income                                                             473
           Interest expense                                                      (8,527)
                                                                              ---------

            Net loss                                                          $ (10,416)
                                                                              =========

            See accompanying notes to financial statements.

MARTIN MEDIA L.P.

STATEMENT OF PARTNERS' CAPITAL
SEVEN MONTHS ENDED JULY 31, 1998
(DOLLARS IN THOUSANDS)



Balance at December 31, 1997                                                   $  18,143

Distributions and redemption of partnership units                                (23,613)

Net loss                                                                         (10,416)
                                                                               ---------

Balance at July 31, 1998                                                       $ (15,886)
                                                                               =========


            See accompanying notes to financial statements.

MARTIN MEDIA L.P.

STATEMENT OF CASH FLOWS
SEVEN MONTHS ENDED JULY 31, 1998
(DOLLARS IN THOUSANDS)



Cash flows from operating activities:                                         $  (10,416)
     Net loss
     Adjustments to reconcile net loss to net cash used
     by operating activities:
           Depreciation and amortization                                          11,223
           Provision for doubtful accounts                                           407
           Changes in operating assets and liabilities (exclusive of
           acquisitions):
                Accounts receivable                                               (1,276)
                Other current assets                                                (953)
                Other assets                                                          20
                Accounts payable and accrued expenses                             (6,026)
                                                                              ----------

               Net cash used by operating activities                              (7,021)

Cash flows from investing activities:
           Acquisitions, net of cash acquired                                    (22,667)
           Capital expenditures                                                  (14,795)
                                                                              ----------

               Net cash used in investing activities                             (37,462)

Cash flows from financing activities:
           Deposit received from Chancellor Media Corporation                    185,860
           Payments on long-term debt                                           (112,456)
           Redemption of partnership units                                       (23,612)
                                                                              ----------

               Net cash provided by financing activities                          49,792

Net increase in cash and cash equivalents                                          5,309
Cash and cash equivalents at beginning of period                                      23
                                                                              ----------
Cash and cash equivalents at end of period                                    $    5,332
                                                                              ==========

Supplemental disclosures of cash flow information:
           Interest paid                                                      $    5,313
                                                                              ==========

            See accompanying notes to financial statements.

MARTIN MEDIA L.P.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)


1.   NATURE OF BUSINESS

     Martin Media L.P. ("Martin" or the "Company"), a California limited partnership, was formed in December 1984 and operated under the name of Colorado River Markets until August 1991. The Company has operating divisions located in Pennsylvania, Ohio , Connecticut,
     Washington, D.C., Arizona  and  Nevada.   The Company owns and leases
     billboards on a contractual basis nationwide for the purpose of providing outdoor advertising services. The Company extends credit in the form of accounts receivable on a short-term basis to businesses and advertisers doing business in the above noted areas.

     On July 31, 1998, Martin and related companies were acquired by Chancellor Media Corporation for a total purchase price of $615,117, which consisted of $612,848 in cash and included various direct acquisition costs and the assumption of notes payable of $2,270. The accompanying financial statements do not reflect any adjustments related to this transaction.

2.   SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     The Company considers cash and cash equivalents to be all highly liquid investments purchased with a maturity of three months or less.

     INVENTORIES

     Inventories are stated at the lower of cost or market using the first in, first out (FIFO) cost method.

     PROPERTY AND EQUIPMENT

     Property  and equipment  are  stated  at  cost  and  depreciated  over estimated useful lives primarily using the straight-line method. Repairs and maintenance are expensed as incurred. Depreciation expense for the seven months ended July 31, 1998 was $2,059. Expenditures which significantly increase asset values are capitalized. Estimated useful lives are as follows:

                                                                YEARS
                                                             ------------

Building and improvements                                          15-31
Posters                                                             7-25
Bulletins                                                           7-25
Shop equipment                                                      3-10
Office furniture and equipment                                      5-10
Auto and trucks                                                     5-7

CONTRACTS AND REVENUE RECOGNITION

Outdoor advertising signs are contracted to customers under individual advertising contracts that primarily run from one month to five years. Revenue is recognized ratably over the life of the contract. Costs associated with the outdoor advertising operations, including contract costs and land rental, are expensed over the related contract term.

INCOME TAXES

Under provision of the Internal Revenue Code and the respective state taxation codes, partnerships are not subject to income taxes; any income or loss realized is taxed to the individual partners. Certain states do impose a minimum tax or franchise fee.

INTANGIBLE ASSETS

Covenants not to compete are recorded at cost and are amortized using the straight-line method over the contractual period specified. Advertising rights, permits and licenses, acquisition fees, lease rights and goodwill are recorded at cost and are amortized using the straight-line method over five years. Loan fees are amortized over the life of the loan to which they are associated.

PROFIT-SHARING PLAN

The Company  has  adopted   profit-sharing  plans which are qualified under
Section 401(k) of the Internal Revenue Code. All full-time employees with twelve months of service who are 18 years old or older are eligible to participate. Each employee may voluntarily contribute up to the lesser of 15% of their pay or $9. The Company has made no contributions to the plan.

3.   SIGNIFICANT ACQUISITIONS

     On  January  2,   1998,   Martin acquired  Las  Vegas  Outdoor
     Advertising, Inc., an outdoor advertising company with 90 billboards and outdoor displays in the Las Vegas market, for approximately $16,800 in cash plus various other direct acquisition costs.

     On July 9, 1998, Martin acquired POA, an outdoor advertising company with over 1,240 billboards and outdoor displays in the Pittsburgh market, for approximately $5,867 in cash plus various other direct acquisition costs.

     These acquisitions were accounted for under the purchase method of accounting and, accordingly, the accompanying statement of operations includes the results of the acquired companies' operations from the respective dates of acquisition.

4.   COMMITMENTS

     The Company leases land, buildings, and equipment in connection with its outdoor advertising business under operating leases. The leasing
     of land relates  to  the  posters  and  bulletins.   The Company also
     leases property, equipment and buildings to house and support division administrative and field offices.

Future annual minimum lease payments are as follows:


YEARS ENDING
DECEMBER 31,                                                              TOTAL
-------------                                                           ---------

1999                                                                    $   6,397
2000                                                                        7,130
2001                                                                        7,404
2002                                                                        7,658
2003                                                                        7,914
Thereafter                                                                353,578
                                                                        ---------
                                                                        $ 390,081
                                                                        =========

     Lease   expense  for  the  seven  months  ended  July  31,  1998   was
     approximately $5,328.

     ACQUISITION, PURCHASE AND PURCHASE OPTION

     On July 31, 1997, the Company entered into an agreement with Martin & MacFarlane, Inc. (related party), relative to an agreement Martin & MacFarlane, Inc. had with another company to purchase certain assets, to acquire certain assets including sign structures, equipment, and related intangibles located in the Las Vegas and Colorado River markets for a total purchase price of $14,350. This purchase agreement has two segments, the first of which provided for the purchase of assets during the year ending December 31, 1997 for $11,273. The second segment of the agreement provides an option to the Company to purchase additional assets for $3,077. Upon execution of the option agreement, the Company deposited $464 in good faith with Martin & MacFarlane, Inc.

     PREFERRED PARTNERSHIP UNITS

     On December 23, 1997, the Company entered into an agreement to sell preferred limited partnership units (PPUs), warrants and warrant units to a select group of purchasers. The Company issued 25,000 PPUs at $1 each, calling for the holders of the PPUs to receive an initial 14% preferred rate of return, which escalates on certain dates to a maximum of 20%. The Company can redeem PPUs for 102% of the PPUs capital account amount until September 23, 1998 and thereafter to redeem all outstanding PPUs on December 23, 2006. Warrants to purchase additional PPUs, based upon terms of the agreement, shall be issuable upon the 270th day following the purchase date and quarterly thereafter, if any PPUs shall then be outstanding.

5.   RELATED PARTY TRANSACTIONS

     Substantially all administrative functions are performed by MW Sign Co., the general partner. The partnership pays management fees approximating 4% of gross revenue, refinancing fees of 4% of all debt refinanced and acquisition fees of 4% of the purchase price of acquired companies. Total fees paid to MW Sign Co. for the seven month period ended July 31, 1998 were approximately $1,340 and are included in other operating expenses.

                REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
Martin Media:


        We have audited the accompanying balance sheets of Martin Media, (a California limited partnership) as of December 31, 1997 and 1996 and the related statements of operations, partners' capital (deficit), and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

	We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Martin Media, as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                /S/ ARTHUR ANDERSEN LLP

                                                    ARTHUR ANDERSEN LLP

Bakersfield, California
February 13, 1998

                                 MARTIN MEDIA

                                BALANCE  SHEETS
                           DECEMBER 31, 1997 AND 1996

                                    ASSETS

                                                                   1997          1996
                                                               ------------   -----------
Current Assets
  Cash and equivalents.........................................$     23,254  $ 2,661,610
  Trade accounts receivable, net of allowance for doubtful
     accounts of $142,515 and $100,000 as of December 31,
     1997 and 1996, respectively...............................   5,658,379    4,726,301
  Current maturities of long-term notes receivable, limited
     partners..................................................     136,030      132,956
  Other receivables............................................     113,514      100,892
  Inventories, raw materials...................................     520,725      209,323
  Prepaid expenses.............................................   1,566,582    1,085,324
                                                                 ----------   ----------
          Total current assets.................................   8,018,484    8,916,406
                                                                 ----------   ----------
Long-Term Notes Receivable, limited partners, less
  current maturities...........................................     281,279      317,309
Property and Equipment, net of accumulated depreciation........  74,863,597   52,367,653
Intangible Assets, net of accumulated amortization.............  58,446,919   15,872,530
Deposit on purchase option.....................................     463,800           --
                                                               ------------  -----------
                                                               $142,074,079  $77,473,898
                                                               ============  ===========

                LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

Current Liabilities
  Current maturities of long-term debt....................... $   3,690,436  $ 5,339,365
  Current maturities of capital lease obligations............       214,380      135,586
  Accounts payable...........................................       627,590      928,712
  Accrued expenses...........................................     8,112,132    1,569,048
  Unearned income............................................       219,022      112,961
                                                               ------------  -----------
          Total current liabilities..........................    12,863,560    8,085,672
                                                               ------------  -----------
Long-Term Liabilities
  Long-term debt, less current maturities....................   109,232,810   66,752,424
  Capital lease obligations, less current maturities...             447,865      662,245
                                                               ------------  -----------
          Total long-term liabilities........................   109,680,675   67,414,669
                                                               ------------  -----------
Commitments (Note 10)
Mandatorily Redeemable
  Preferred partnership units................................    25,000,000           --
                                                               ------------   ----------
Partners' Capital (Deficit)..................................    (5,470,156)   1,973,557
                                                               ------------   ----------
                                                               $142,074,079  $77,473,898
                                                               ============  ===========

        The accompanying notes are an integral part of these statements.

                                 MARTIN MEDIA

                          STATEMENTS OF OPERATIONS
                YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                           1997          1996          1995
                                                        -----------   -----------   -----------
Income................................................  $48,106,851   $42,359,472   $33,732,821
Cost of sales.........................................    6,091,333     5,745,308     4,459,240
                                                        -----------   -----------   -----------
          Gross profit................................   42,015,518    36,614,164    29,273,581
Managers' controlled operating expenses...............   21,201,914    20,929,536    16,861,406
                                                        -----------   -----------   -----------
          Income from managers' operations............   20,813,604    15,684,628    12,412,175
                                                        -----------   -----------   -----------
Other operating expenses:
  Depreciation and amortization.......................    9,282,574     5,364,835     3,339,377
  Management fees.....................................    1,937,326     1,277,431     1,111,350
  Refinance and acquisition...........................    9,644,819     3,822,894            --
                                                        -----------   -----------   -----------
                                                         20,864,719    10,465,160     4,450,727
                                                        -----------   -----------   -----------
          Operating income (loss).....................      (51,115)    5,219,468     7,961,448
                                                        -----------   -----------   -----------
Nonoperating income (expenses):
  Interest income.....................................       66,260        96,103       116,154
  Interest expense....................................   (8,023,704)   (6,022,001)   (5,030,100)
  Miscellaneous income................................    1,077,184       252,653       283,597
  Miscellaneous expense...............................           --       (11,437)      (92,682)
  Loss on disposal of assets..........................     (512,338)     (458,464)     (378,358)
                                                        -----------   -----------   -----------
                                                         (7,392,598)   (6,143,146)   (5,101,389)
                                                        -----------   -----------   -----------
          Net income (loss)...........................  $(7,443,713)  $  (923,678)  $ 2,860,059
                                                        ===========   ===========   ===========

          The accompanying notes are an integral part of these statements.

                                MARTIN MEDIA
                     (A CALIFORNIA LIMITED PARTNERSHIP)
                     STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                           1997          1996          1995
                                                        -----------   -----------   -----------
Balance, beginning of year............................  $ 1,973,557   $ 3,184,665   $   822,406
  Issuance of partnership units.......................           --     5,300,000            --
  Redemption of partnership units.....................           --    (5,260,230)           --
  Distributions.......................................           --      (327,200)     (497,800)
  Net income (loss)...................................   (7,443,713)     (923,678)    2,860,059
                                                        -----------   -----------   -----------
Balance, end of year..................................  $(5,470,156)  $ 1,973,557   $ 3,184,665
                                                        ===========   ===========   ===========

        The accompanying notes are an integral part of these statements.

                                MARTIN MEDIA

                            STATEMENTS OF CASH FLOWS
                YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                          1997           1996          1995
                                                      ------------   ------------   -----------
Cash flows from operating activities:
  Net income (loss).................................  $ (7,443,713)  $   (923,678)  $ 2,860,059
     Adjustments to reconcile net income (loss)
       to net cash provided by operating activities:
       Depreciation and amortization................     9,282,574      5,364,835     3,339,377
       Loss on disposal of assets...................       512,338        458,464       378,358
       Changes in operating assets and liabilities
          (exclusive of acquisitions):
          Increase in accounts receivable...........      (932,078)    (1,047,834)      223,315
          Increase in other receivables.............       (12,622)       (72,759)       24,091
          (Increase) decrease in inventories, raw
            materials...............................      (311,402)       105,466        35,645
          Increase in prepaid expenses..............      (481,258)      (136,610)       53,372
          Decrease in accounts payable..............      (301,122)        (7,055)     (195,463)
          Increase in accrued expenses..............     6,543,084        793,490        24,624
          Increase in unearned income...............       106,061         84,915       (14,020)
                                                      ------------   ------------   -----------
          Net cash provided by operating
            activities..............................     6,961,862      4,619,234     6,729,358
                                                      ------------   ------------   -----------
Cash flows from investing activities:
  Principal payments on notes receivable............        32,956        374,740        20,692
  Issuance of notes receivable......................            --       (400,000)           --
  Proceeds from sale of property and equipment......        49,460         63,801        79,236
  Cash paid for acquisitions........................   (67,164,295)   (17,200,000)   (1,575,000)
  Capital expenditures..............................    (7,750,411)    (7,114,708)   (1,762,978)
  Proceeds from sale of investment..................            --             --       970,482
  Purchase option deposit...........................      (463,800)            --            --
                                                      ------------   ------------   -----------
          Net cash used in investing activities.....   (75,296,090)   (24,276,167)   (2,267,568)
                                                      ------------   ------------   -----------
Cash flows from financing activities:
  Net (payments)borrowings on line-of-credit........            --     (1,395,052)      601,324
  Proceeds from issuance of long-term debt..........    41,014,131     75,915,869     1,006,400
  Principal payments on long-term debt..............      (318,259)   (57,059,619)   (3,522,394)
  Distributions to partners.........................            --       (327,200)     (497,800)
  Redemption of partnership units...................            --     (5,260,230)           --
  Issuance of mandatorily redeemable preferred
     partnership units..............................    25,000,000             --            --
  Issuance of partnership units.....................            --      5,000,000            --
                                                      ------------   ------------   -----------
          Net cash provided by (used in) financing
            activities..............................    65,695,872     16,873,768    (2,412,470)
                                                      ------------   ------------   -----------
Net increase (decrease) in cash and cash
  equivalents.......................................    (2,638,356)    (2,783,165)    2,049,320
Cash and cash equivalents at beginning of year......     2,661,610      5,444,775     3,395,455
                                                      ------------   ------------   -----------
Cash and cash equivalents at end of year............  $     23,254   $  2,661,610   $ 5,444,775
                                                      ============   ============   ===========
     Supplemental disclosures of cash flow
       information:
       Interest paid................................  $  8,085,486   $  6,357,207   $ 5,036,375
                                                      ============   ============   ===========
       Income taxes paid............................  $         --   $      7,349   $       800
                                                      ============   ============   ===========

                                 MARTIN MEDIA

                            STATEMENTS OF CASH FLOWS
                YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



Supplemental disclosures of noncash investing and financing activities:

	During the year ended December 31, 1997 long-term debt in the amount of $84,845,560 was refinanced.

	During the year ended December 31, 1996 long-term debt in the amount of $1,684,215 was incurred to purchase fixed assets and intangible assets.

	During the year ended December 31, 1996 notes receivables to shareholders in the amount of $300,000 were issued for partnership units.

	During the year ended December 31, 1995 long-term debt in the amount of $318,900 was incurred to purchase sign structures.

	The accompanying notes are an integral part of these statements.

                                MARTIN MEDIA

                        NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of business

        Martin Media, a California limited partnership (the Company), was formed in December, 1984 and operated under the name of Colorado River Markets until August, 1991. The Company has operating divisions located in Pennsylvania, Ohio, Connecticut, Washington, D.C., Arizona and Nevada.

        The Company owns and leases billboards on a contractual basis nationwide for the purpose of providing outdoor advertising services. The Company extends credit in the form of accounts receivable on a short-term basis to businesses and advertisers doing business in the above noted areas.

  Significant accounting policies

  Basis of accounting

	The financial statements are prepared on an accrual basis, which recognizes income when earned and expenses when incurred.

  Use of estimates

	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  Cash and cash equivalents

        The Company considers cash and cash equivalents to be all highly liquid investments purchased with a maturity of three months or less.

  Inventories, raw materials

	Inventories are stated at the lower of cost or market using the first in, first out (FIFO) cost method.

  Property and equipment

	Property and equipment are stated at cost and depreciated over estimated useful lives primarily using the straight-line method. Repairs and maintenance and small equipment purchases are expensed as incurred. Expenditures which significantly increase asset values or extend useful lives are capitalized. Estimated useful lives are as follows:

                                                              YEARS
                                                              -----
Buildings and improvements..................................  15-31
Posters.....................................................     25
Bulletins...................................................     25
Shop equipment..............................................   3-10
Office furniture and equipment..............................   5-10
Auto and trucks.............................................    5-7

Income taxes

	Under provision of the Internal Revenue Code and the respective state Taxation Codes, partnerships are not subject to income taxes; any income or loss realized is taxed to the individual partners. Certain states do impose a minimum tax (franchise fee).

  Intangible assets

	Covenants not to compete are recorded at cost and are amortized using the straight-line method over the contractual period specified.

	Organization costs, advertising rights, permits and licenses, acquisition fees, lease rights and goodwill are recorded at cost and are amortized using the straight-line method over five years.

	Loan fees are amortized over the life of the loan to which they are associated.

  Profit sharing plan

        The Company adopted a profit sharing plan which is a qualified pension trust under Section 401(k) of the Internal Revenue Code. All full-time employees with twelve months of service who are 18 years old or older are eligible to participate. Each employee may voluntarily contribute up to the lesser of 15% of their pay or $9,500. The Company has made no contributions to the plan.

  Fair value of financial instruments

	The carrying amount of the long-term debt approximates fair value.

  Reclassifications

	Certain prior year amounts have been reclassified to conform with the current year presentation.

2. LONG-TERM NOTES RECEIVABLE, LIMITED PARTNERS

	Notes receivable, limited partners at December 31, 1997 and 1996 consisted of the following:


                                                                1997       1996
                                                              --------   --------
Barry Heffner, Manager of Pittsburgh Division, prime plus
  2%, collateralized by subscription of one unit of Martin
  Media, payable $717 per month including interest, due
  September 27, 2001........................................  $ 18,758   $ 25,036
Mary Ellen Coleman, Manager of Scranton Division, prime plus
  2%, collateralized by subscription of one unit of Martin
  Media, payable $717 per month including interest, due
  September 27, 2001........................................    18,975     25,229
Brent Baer, Manager of Washington D.C. Division, 8%,
  collateralized by  1/4 of one partnership unit, payable
  $838 per month including interest, due December 28,
  2001......................................................    69,894     75,000
Thomas Jones, Manager of Las Vegas Division, 8%,
  collateralized by  1/4 of one partnership unit, payable
  $838 per month including interest, due December 28,
  2001......................................................    69,894     75,000
David Lamberger, National Sales Manager, 8%, collateralized
  by  1/4 of one partnership unit, payable $838 per month
  including interest, due December 28, 2001.................    69,894     75,000
Lynn Terlaga, Manager of Hartford Division, 8%,
  collateralized by  1/4 of one partnership unit, payable
  $838 per month including interest, due December 28,
  2001......................................................  $ 69,894   $ 75,000
David Weyrich, 10%, unsecured, payable $833 per month
  interest only, due November 27, 1997, paid in full
  subsequent to December 31, 1997...........................   100,000    100,000
                                                              --------   --------
                                                               417,309    450,265
Less current maturities.....................................   136,030    132,956
                                                              --------   --------
                                                              $281,279   $317,309
                                                              ========   =========

	Prime rate was 8.5% and 8.25% at December 31, 1997 and 1996, respectively.

3. ACQUISITIONS

        During 1997, the Company purchased substantially all the assets and assumed certain liabilities of three outdoor advertising companies; during 1996, the Company purchased substantially all of the assets and assumed certain liabilities of one outdoor advertising company and exchanged partnership interests and other consideration for substantially all of the assets, and assumed certain liabilities, for another outdoor advertising company (the "Exchange"). Funds used to make the acquisitions and facilitate the Exchange were provided through the Company's credit facility. The majority of the intangible assets acquired through the acquisitions and Exchange are being amortized over a five year period. See Note 10 for acquisitions included above which were acquired from a related party. Acquisitions during 1995 were not significant.

	The acquisitions were accounted for using the purchase method of accounting and the purchase price was allocated to the various tangible and intangible assets acquired. For the Exchange, the Company recorded the assets acquired and liabilities assumed based on the fair value of the partnership interests granted. Accordingly, the results of operations for the acquisitions, and the Exchange, have been included in the results of the Company from the respective effective dates.

	A summary of the cash consideration and allocation of the purchase price as of the acquisition dates are as follows:

                                                                1997          1996
                                                             -----------   -----------
Fair value of tangible assets acquired.....................  $20,293,392  $ 8,420,000
Fair value of intangible assets acquired...................   46,870,903   11,870,455
Liabilities assumed........................................           --   (2,790,455)
Book value of partnership interests granted................           --     (300,000)
                                                             -----------   -----------
Cash paid..................................................  $67,164,295  $17,200,000
                                                             ===========  ===========

	Of the cash paid in 1996, approximately $5 million was utilized to redeem existing partnership units in connection with the Exchange.

4. PREPAID EXPENSES

	Prepaid expenses at December 31, 1997 and 1996 consisted of the following:

                                                                 1997         1996
                                                              ----------   ----------
Leases......................................................  $1,279,243   $  903,154
Insurance...................................................      41,541       32,545
Other.......................................................     196,064      124,726
Deposits....................................................      49,734       24,899
                                                              ----------   ----------
                                                              $1,566,582   $1,085,324
                                                              ==========   ==========

5. PROPERTY AND EQUIPMENT

	Major classes of property and equipment and accumulated depreciation at December 31, 1997 and 1996 are as follows:

                                                                1997          1996
                                                             -----------   -----------
Land.......................................................  $10,578,202   $   936,954
Buildings and improvements.................................    5,349,404       218,947
Posters....................................................   26,855,790    25,114,090
Bulletins..................................................   44,189,355    36,314,244
Shop equipment.............................................      722,278       519,319
Office furniture and equipment.............................      649,696       449,391
Autos and trucks...........................................    1,951,625     1,662,820
Construction in process....................................      402,892       215,744
                                                             -----------   -----------
                                                              90,699,242    65,431,509
Less accumulated depreciation..............................   15,835,645    13,063,856
                                                             -----------   -----------
                                                             $74,863,597   $52,367,653
                                                             ===========   ===========

        See Note 7 for collateralization of property and equipment.

	Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was $2,943,826, $2,624,212 and $2,392,186.

        During the years ended December 31, 1997, 1996 and 1995, the Company took down a number of boards located in the Pittsburgh, Scranton, Hartford, Las Vegas and Cincinnati divisions. These disposals were initiated by management due to high operating costs and/or high site lease costs, which resulted in marginal operating results. Losses on board disposals amounted to $515,056, $440,746 and $418,957 in the years ended December 31, 1997, 1996 and 1995.

6. INTANGIBLE ASSETS

	Intangible assets and accumulated amortization at December 31, 1997 and 1996 are as follows:

                                                                1997          1996
                                                             -----------   -----------
Organization costs.........................................  $ 1,238,376   $ 1,238,376
Covenants not to compete...................................    2,452,096     2,452,096
Advertising rights.........................................    2,925,800     1,291,338
Permits and licenses.......................................   10,705,122     2,547,274
Lease rights...............................................   14,307,733    11,970,722
Goodwill...................................................   33,979,535       220,453
Acquisition fees...........................................    3,718,759     1,053,423
Loan fees..................................................      359,398     1,577,500
                                                             -----------   -----------
                                                              69,686,819    22,351,182
Less accumulated amortization..............................   11,239,900     6,478,652
                                                             -----------   -----------
                                                             $58,446,919   $15,872,530
                                                             ===========   ===========

        See Note 7 for collateralization of intangible assets.

	Amortization expense for the years ended December 31, 1997, 1996 and 1995 was $6,338,748, $2,740,623 and $947,191.

7. LONG-TERM DEBT

	Long-term debt at December 31, 1997 and 1996 consisted of the following:


                                                                1997          1996
                                                            ------------   -----------
Canadian Imperial Bank of Commerce, as administrative
  agent for lenders, under the Credit Agreement dated July
  31, 1997, Term A loan, interest at LIBOR plus 2%,
  collateralized by accounts receivable, inventory, sign
  structures, and intangible assets, payable quarterly,
  due June 2004**.........................................  $ 60,000,000   $        --
Canadian Imperial Bank of Commerce, as administrative
  agent for lenders, under the Credit Agreement dated July
  31, 1997, Term B loan, interest at LIBOR plus 2.25%,
  collateralized by accounts receivable, inventory, sign
  structures, and intangible assets, payable quarterly,
  due December 2005**.....................................    35,000,000            --
Canadian Imperial Bank of Commerce, as administrative
  agent for lenders, under the Credit Agreement dated July
  31, 1997, Revolving Line of Credit, interest ranging
  from prime plus 2% LIBOR plus 2.75%, collateralized by
  accounts receivable, inventory, sign structures, and
  intangible assets, payable quarterly, due June 2004**...    17,300,000            --
Jackson Poster Advertising, 8%, collateralized by sign
  structures, payable $912 per month including interest,
  due December 2000.......................................        29,124        37,381
Dominion Signs, 8%, collateralized by sign structures and
  personally guaranteed by E. Thomas Martin, payable
  $68,475 plus interest annually, due August 1999.........       136,950       205,425
Elaine Perlroth, 7%, collateralized by mortgage, payable
  $989 monthly including interest, due November 2008......        90,381        95,715
Ronco Media, non-interest bearing, uncollateralized,
  payable $3,000 monthly, due April 2001..................       120,000       156,000
Ronald Rieger, non-interest bearing, uncollateralized,
  payable $167 monthly, due July 2001.....................         6,667         8,667
Rose Marie Rieger, non-interest bearing, uncollateralized,
  payable $167 monthly, due April 2001....................         6,667         8,667
Daniel H. Bradley, non-interest bearing, uncollateralized,
  payable $1,667 monthly, due April 2001..................        66,667        86,667
Pamela Lynn Rieger, non-interest bearing,
  uncollateralized, payable $1,667 monthly, due April
  2001....................................................        66,667        86,667
Kory William Rieger, non-interest bearing,
  uncollateralized, payable $1,667 monthly, due April
  2001....................................................        66,667        86,667
Rembrandt Outdoor Services, non-interest bearing,
  uncollateralized, payable $608 monthly, due July 2001...        33,456        34,065
Canadian Imperial Bank of Commerce, as administrative
  agent for Lenders under the Credit Agreement dated July
  15, 1996, Term A Loan, interest at LIBOR plus 2.5%,
  collateralized by accounts receivable, inventory, sign
  structures, and intangible assets, payable quarterly,
  due March 2003**........................................            --    40,000,000
Canadian Imperial Bank of Commerce, as administrative
  agent for Lenders under the Credit Agreement dated July
  15, 1996, Term B Loan, interest at LIBOR plus 3%,
  collateralized by accounts receivable, inventory, sign
  structures, and intangible assets, payable quarterly,
  due December 2004**.....................................            --    15,000,000
Canadian Imperial Bank of Commerce, as administrative
  agent for Lenders under the Credit Agreement dated July
  15, 1996, Revolving Line of Credit, interest ranging
  from prime plus 1.25% to LIBOR plus 2.50%,
  collateralized by accounts receivable, inventory, sign
  structures, and intangible assets, payable annually, due
  March 2003**............................................            --    16,285,868
                                                            ------------   -----------
                                                             112,923,246    72,091,789
Less current maturities...................................     3,690,436     5,339,365
                                                            ------------   -----------
                                                            $109,232,810   $66,752,424
                                                            ============   ===========

	Aggregate maturities of long-term debt at December 31, 1997 were as follows:

YEAR ENDING
DECEMBER 31,
------------
1998........................................................   $  3,690,436
1999........................................................      7,691,592
2000........................................................     13,124,365
2001........................................................     14,545,258
2002........................................................     15,007,561
Thereafter..................................................     58,864,034
                                                               ------------
                                                               $112,923,246
                                                               ============

** Loan has varying interest rates based on Company performance and indexes found in Credit Agreement dated July 31, 1997. At December 31, 1997 effective interest rates ranged from 7.1875% to 8.5%.

        The Company has entered into interest rate caps primarily to protect against rising interest exposure of its floating rate long-term debt. The difference to be paid or received on the cap is included in interest expense as payments are made or received. At December 31, 1997, the Company had outstanding interest rate cap agreements with two commercial bank, having a total notional principal amount of $135,000,000. This agreement effectively changes the Company's interest exposure on up to $135,000,000 of floating rate debt to a fixed 6.5% with a floor of 5.5%. The interest rate cap agreements mature September 1998 ($35,000,000) and September 2000 ($100,000,000).

        During 1997, the Company sold an interest rate floor for a gain of $440,000. This gain is included in other income.

        The counterparties to the Company's derivative financial instrument contract are substantial and creditworthy commercial banks which are recognized market makers. Neither the risks of counterparty nonperformance nor the economic consequence of counterparty nonperformance associated with these contracts were considered by the Company to be material.

	Interest expense consists of interest on notes payable and the cost associated with the purchased of the interest rate cap instrument.

	Prime rate was 8.5% and 8.25% at December 31, 1997 and 1996, respectively.

	LIBOR rate was 5.9% and 6.5% at December 31, 1997 and 1996, respectively.

8. LONG-TERM CAPITAL LEASE OBLIGATIONS

        The Company leases certain sign structures with lease terms through July 2000. Obligations under capital leases have been recorded in the accompanying financial statements at the discounted present value of future minimum lease payments. The cost and accumulated amortization for such equipment as of December 31, 1997 was $1,029,200 and $58,321, respectively. Amortization included in depreciation expense for the year ended December 31, 1997 was $41,168. Interest paid on these leases was $130,118 for the year ended December 31, 1997.

	The future minimum lease payments under these capital leases and the net present value of the future minimum lease payments are as follows:



YEAR ENDING
DECEMBER 31:
------------
1998........................................................   $316,628
1999........................................................    399,627
2000........................................................    113,280
                                                               --------
Total future minimum lease payments.........................    829,535
Less amount representing interest...........................    167,290
                                                               --------
Present value of future minimum lease payment...............    662,245
Less current portion........................................    214,380
                                                               --------
Long-term portion...........................................   $447,865
                                                               ========

9. RELATED PARTY TRANSACTIONS

        Transactions occurring between the Company and a related party, which are not presented elsewhere in these financial statements, are as follows:

        Martin and MacFarlane, Inc., a California Corporation (M&M, Inc.), which has stockholders who are also partners in the Company, performed substantially all administrative functions for the partnership during the year ended December 31, 1995 and January 1996. Beginning February 1, 1996, administrative functions were performed by MW Sign Co., the general partner. The partnership pays management fees approximating 3% of gross revenue, refinancing fees of 4% of all debt refinanced and acquisition fees of 4% of the purchased price of acquired companies. On January 1, 1997, management fees increased to 4% of gross revenue. Total fees paid to M&M, Inc. for the years ended
December 31, 1997 and 1996 amounted to $-0- and $78,263, respectively. Total fees paid/accrued to MW Sign Co. for the years ended December 31, 1997 and 1996 amounted to $11,231,815 and $5,050,039. Total fees paid to M&M, Inc.
and MW Sign Co. for the year ended December 31, 1995 amounted to $1,111,350.

10. COMMITMENTS

  Leases

        The Company leases land, buildings, and equipment in connection with its outdoor advertising business under operating leases. The leasing of land relates to the posters and bulletins. The Company also leases property, equipment and buildings to house and support division administrative and field offices.

	Future minimum lease payments under cancelable and noncancelable leases at December 31, 1997 are as follows:

YEAR ENDING                                         POSTERS,
DECEMBER 31,                                       BULLETINS    BUILDINGS      TOTAL
------------                                       ----------   ----------  ----------
1998.............................................  $1,199,353   $  229,539  $1,428,892
1999.............................................   1,219,818      205,164   1,424,982
2000.............................................   1,244,566      193,264   1,437,830
2001.............................................   1,270,536      183,836   1,454,372
2002.............................................   1,295,506      173,628   1,469,134
Thereafter.......................................   1,670,042      289,380   1,959,422
                                                   ----------   ----------  ----------
                                                   $7,899,821   $1,274,811  $9,174,632
                                                   ==========   ==========  ==========

        Certain of the Company's noncancelable lease payments are based on a percentage of revenue generated from the poster or bulletin rather than having a minimum rental. The percentage of rent ranges from 15% to 20% of revenue. An estimate of the future payments under these leases has been included in the above table under posters, bulletins. Historically, rental payments under these leases have approximated $1,180,000 annually.

	Lease expense for the years ended December 31, 1997, 1996 and 1995 was as follows:

                                                      1997         1996         1995
                                                   ----------   ----------  ----------
Land for posters and bulletins...................  $8,042,746   $6,817,196  $5,226,956
Buildings........................................     518,306      549,069     406,277
Equipment, other.................................      27,041       28,198      31,881
                                                   ----------   ----------  ----------
                                                   $8,588,093   $7,394,463  $5,665,114
                                                   ==========   ==========  ==========

Acquisition, purchase and purchase option

        On July 31, 1997, the Company entered into an agreement with Martin & MacFarlane, Inc. (related party), relative to an agreement Martin &
MacFarlane, Inc. had with another company to purchase certain assets, to acquire certain assets including sign structures, equipment, and related intangibles located in the Las Vegas and Colorado River markets for a total purchase price of $14,350,400. This purchase agreement has two segments, the first of which provided for the purchase of assets during the year ending December 31, 1997 for $11,273,400. The second segment of the agreement provides an option to the Company to purchase additional assets for $3,077,000. Upon execution of the option agreement, the Company deposited $463,800 in good faith with Martin & MacFarlane, Inc. The option agreement can only be exercised upon Martin & MacFarlane, Inc. exercising its option to purchase those assets and other assets it has under option with the seller; the option agreement expires October 1, 1998.

  Preferred partnership units

        On December 23, 1997, the Company entered into an agreement to sell preferred limited partnership units (PPU's), warrants and warrant units to a select group of purchasers. The Company issued 25,000 PPU's at $1,000 each ($25,000,000), calling for the holders of the PPU's to receive an initial 14% preferred rate of return, which escalates on certain dates to a maximum of 20%. The Company can redeem PPU's for 102% of the PPU's capital account amount until September 23, 1998 and thereafter for 100% of the PPU's capital account amount. The Company is obligated under the agreement to redeem all outstanding PPU's on December 23, 2006. Warrants to purchase additional PPU's, based upon terms of the agreement, shall be issuable upon the 270th day following the purchase date (December 23, 1997) and quarterly thereafter, if any PPU's shall then be outstanding.

  Credit facilities

        On December 23, 1997, the Company entered into an agreement with Canadian Imperial Bank of Commerce in which their Term B loan maximum borrowing limit was increased to $40,000,000. As of December 31, 1997, the Company had $5,000,000 available under the term of the loan.

        On July 31, 1997, the Company entered into an agreement with Canadian Imperial Bank of Commerce, as administrative agent for Lenders under the credit agreement dated July 31, 1997. Under the terms of this agreement, Swing Loan is available in the amount of $5,000,000. As of December 31, 1997, the Company's outstanding obligation was $-0-.

11. SUBSEQUENT EVENTS

        Subsequent to December 31, 1997, the Company acquired substantially all of the assets and assumed certain liabilities of three outdoor advertising companies at an aggregate purchase price of $18,350,000. Funds used to make the purchase were provided through the Company's credit facility.

               REPORT OF INDEPENDENT ACCOUNTANTS



June 9, 1999
To the Board of Directors of
Chancellor Media Corporation



In our opinion, the accompanying statements of operations, retained earnings and cash flows present fairly, in all material respects, the operations and cash flows of Martin & MacFarlane, Inc. (the "Company") for the seven months ended July 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards that require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial
statement presentation.   We  believe  that  our audit provides a
reasonable basis for the opinion expressed above.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

MARTIN & MACFARLANE, INC.

STATEMENT OF OPERATIONS
SEVEN MONTHS ENDED JULY 31, 1998
(DOLLARS IN THOUSANDS)



Revenue                                                                       $   17,946
Cost of revenue                                                                    1,370
                                                                              ----------

             Gross profit                                                         16,576

Managers' controlled operating expenses                                           10,526
                                                                              ----------

             Income from managers' operations                                      6,050

Other operating expenses:
           Depreciation and amortization                                           3,471
           Refinance and acquisition expenses                                      1,570
           Other expenses                                                          2,623
                                                                              ----------

             Operating loss                                                       (1,614)

Other income (expense):
           Interest expense                                                       (2,244)
           Gain on disposal of assets                                                465
           Other income                                                              537
                                                                              ----------

Loss before income taxes                                                          (2,856)
Income tax expense                                                                    10
                                                                              ----------

             Net loss                                                         $   (2,866)
                                                                              ==========


            See accompanying notes to financial statements.

MARTIN & MACFARLANE, INC.

STATEMENT OF RETAINED EARNINGS
SEVEN MONTHS ENDED JULY 31, 1998
(DOLLARS IN THOUSANDS)



Balance at December 31, 1997                                                  $   7,949

Dividends                                                                          (743)
Net loss                                                                         (2,866)
                                                                              ---------

Balance at July 31, 1998                                                      $   4,340
                                                                              =========



            See accompanying notes to financial statements.

MARTIN & MACFARLANE, INC.

STATEMENT OF CASH FLOWS
SEVEN MONTHS ENDED JULY 31, 1998
(DOLLARS IN THOUSANDS)



Cash flows from operating activities:
          Net Loss                                                                             $    (2,866)
          Adjustments to reconcile net loss to net cash provided
          by operating activities:
            Depreciation and amortization                                                            3,471
            Provision for doubtful accounts                                                            593
            Changes in operating assets and liabilities (exclusive of
            acquisitions):
              Accounts receivable                                                                   (1,061)
              Other current assets                                                                   1,075
              Other assets                                                                              31
              Accounts payable and accrued expenses                                                    502
              Other liabilities                                                                         91
                                                                                               -----------

                Net cash provided by operating activities                                            1,836

Cash flows from investing activities:
          Acquisitions, net of cash acquired                                                       (12,500)
          Capital expenditures                                                                      (1,881)
                                                                                               -----------

                Net cash used in investing activities                                              (14,381)

Cash flows from financing activities:
          Dividends paid                                                                              (743)
          Payments on long-term debt                                                               (35,680)
          Deposit received from Chancellor Media Corporation                                        50,000
                                                                                               -----------

                Net cash provided by financing activities                                           13,577

Net increase in cash                                                                                 1,032
Cash and cash equivalents at beginning of period                                                        16
                                                                                               -----------
Cash and cash equivalents at end of period                                                     $     1,048
                                                                                               ===========

Supplemental disclosures of cash flow information:
          Interest paid                                                                        $     1,913
                                                                                               ===========
          Income taxes paid                                                                    $         4
                                                                                               ===========

            See accompanying notes to financial statements.

MARTIN & MACFARLANE, INC.

NOTES TO FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)


1.   NATURE OF BUSINESS

     Martin & MacFarlane, Inc. (the "Company") was incorporated on December 2, 1971 and owns, leases, and manages billboards on a contractual basis nationwide for the purpose of providing outdoor advertising services. The Company also owns and operates a small winery located in Paso Robles, California. The Company extends short-term credit in the form of accounts receivable to businesses and advertisers doing business in the above noted areas.

     On July 31, 1998, Martin & MacFarlane, Inc. and related companies were acquired by Chancellor Media Corporation for a total purchase price of $615,117, which consisted of $612,848 in cash and included various direct acquisition costs and the assumption of notes payable of $2,270. The accompanying financial statements do not reflect any adjustments related to this transaction.

2.   SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     The Company considers cash and cash equivalents to be all highly liquid investments purchased with a maturity of three months or less.

     INVENTORIES

     Inventories are stated at the lower of cost or market using the first in, first out (FIFO) cost method.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and depreciated over estimated useful lives primarily using the straight-line method. Depreciation expense for the seven months ended July 31, 1998 was $927. Repairs and maintenance are expensed as incurred. Expenditures which significantly increase asset values are capitalized. Estimated useful lives are as follows:

                                                                            YEARS
                                                                         -----------

Building and improvements                                                   15-31
Posters                                                                      7-25
Bulletins                                                                    7-25
Shop equipment                                                               3-10
Office furniture and equipment                                               5-10
Auto and trucks                                                              5-7

     CONTRACTS AND REVENUE RECOGNITION

     Outdoor advertising signs are contracted to customers under individual advertising contracts that primarily run from one month to five years. Revenue is recognized ratably over the life of the contract. Costs associated with the outdoor advertising operations, including contract costs and land rental, are expensed over the related contract term.

     INCOME TAXES

     Effective July 1, 1995, the Company's shareholders elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under such election, the shareholders of an "S" Corporation are taxed individually on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income tax has been included in these financial statements. State income taxes are provided based on statutory rates. State income taxes currently payable and deferred relate primarily to temporary differences from the use of accelerated methods of depreciation and the direct write-off method of accounting for bad debts.

     INTANGIBLE ASSETS

     Covenants not to compete are recorded at cost and are amortized using the straight-line method over the contractual period specified. Advertising rights, permits and licenses, acquisition fees, lease rights and goodwill are recorded at cost and are amortized using the straight-line method over five years. Loan fees are amortized over the life of the loan to which they are associated.

     PROFIT-SHARING PLAN

     The Company has adopted profit-sharing plans which are qualified under Section 401(k) of the Internal Revenue Code. All full-time employees with twelve months of service who are 19 years old or older are eligible to participate. Each employee may voluntarily contribute up to the lesser of 15% of their pay or $10. The Company has made no contributions to the plan.

3.   DEFERRED INCOME TAXES

     For state tax purposes, the applicable states do recognize "S" corporation status; however, they still impose a tax at the corporate level, generally at a rate significantly lower than the regular corporate rate. Deferred tax assets and liabilities relate to temporary differences associated with state income taxes. Income tax expense for the seven months ended July 31, 1998 consisted of $10 of current state income taxes.

4.   SIGNIFICANT ACQUISITION

     On January 2, 1998, the Company acquired Newman Outdoor of Texas, Inc., an outdoor advertising company with over 1,200 billboards and outdoor displays in three markets, for approximately $12,500 in cash plus various other direct acquisition costs. The acquisition was accounted for under the purchase method of accounting and, accordingly, the accompanying statement of operations includes the results of the acquired operations from the date of acquisition.

5.   COMMITMENTS

     The Company leases land in connection with its outdoor advertising posters and panels as well as for office and yard spaces. These are long-term operating leases which the Company and lessor have the option to terminate with thirty days notice. Certain leases are subject to renewal options.

     The Company also leases  office  and  shop buildings which are located
     at  various  divisions.   A  portion of these  are  long-term  leases.

     Future annual minimum lease payments at July 31, 1998 are as follows:



YEARS ENDING
DECEMBER 31,
-------------

1999                                                                   $    6,147
2000                                                                        6,850
2001                                                                        7,114
2002                                                                        7,358
2003                                                                        7,603
Thereafter                                                             $  339,712
                                                                       ----------
                                                                       $  374,784
                                                                       ==========

     Certain of the Company's noncancelable lease payments are based on a percentage of revenue generated from the poster or bulletin rather than having a minimum rental. The percentage of rent ranges from 15% to 20% of revenue.

     Lease expense for the seven months July 31, 1998 was $2,782.

     ACQUISITION, PURCHASE AND PURCHASE OPTION

     On July 31, 1997, the Company entered into an agreement with another company to acquire certain assets, including sign structures, equipment, and related intangibles located in Nevada, Arizona, and California for a total purchase price of $60,000. This purchase agreement has two segments, the first of which provided for the purchase of assets totaling $20,500. Simultaneously, and as part of the master agreement, the Company entered into an agreement with Martin Media (related party) to sell them those assets located in their geographical area, primarily the Las Vegas and Colorado River markets, for $11,273. The Company's net acquisition price under the first segment of the agreement was $9,227.

     The second segment of the agreement provides an option for the Company to purchase additional assets for $39,500. As part of this transaction, the Company has also provided Martin Media with an option to purchase the assets located in the Las Vegas and Colorado River markets for $3,077. The Company's net acquisition price for assets to be received under the second segment of the agreement was $36,423.

     Upon execution of the option agreement, the Company deposited $6,000 in good faith with the seller. Similarly, Martin Media deposited $464 with the Company resulting in a net deposit of $5,536. The option agreement expired on October 1, 1998.

     The Company contracts with M.W. Sign Company, a company wholly-owned by related shareholders, to provide the Company with management services at 4% of gross revenue. Management fees of $1,841 were paid to M.W. Sign Company during the seven months ended July 31, 1998 and are included in other operating expenses.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
Martin & MacFarlane, Inc.:


	We have audited the accompanying balance sheets of Martin & MacFarlane, Inc., (a California corporation), as of December 31, 1997 and 1996, and the related statements of income, retained earnings and cash flows for each of the two years in the period ended December 31, 1997 and six months in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Martin & MacFarlane, Inc. as of December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 and six months in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                       /S/ ARTHUR ANDERSEN LLP
                                                           ARTHUR ANDERSEN LLP

Bakersfield, California
February 13, 1998

                           MARTIN & MACFARLANE, INC.
                                BALANCE SHEETS
                          DECEMBER 31, 1997 AND 1996

                                   ASSETS

                                                                       1997          1996
                                                                    -----------   -----------
Current Assets
Cash and equivalents...............................................     138,294   $   10,519
  Trade accounts receivable, less allowance for doubtful
   accounts of $96,051 and $100,000 at December 31, 1997 and 1997..   2,973,646    1,836,944
  Current maturity of note receivable..............................       6,856        6,206
  Other receivables................................................      78,723      331,419
  Inventories......................................................   1,764,872    1,104,190
  Prepaid expenses.................................................     928,416      565,971
  Current deferred income taxes....................................       1,441        1,500
                                                                    -----------  -----------
                                                                      5,892,248    3,856,749
                                                                    -----------  -----------
Note Receivable....................................................      24,381       31,083
Property and Equipment, net of accumulated depreciation............  23,527,457   20,187,460
Intangible Assets, net of accumulated amortization.................  11,053,092    3,007,566
Other Assets
  Deposits.........................................................      24,197       22,047
  Deposit on Purchase Option.......................................   5,536,200           --
                                                                    -----------  -----------
                                                                      5,560,397       22,047
                                                                    -----------  -----------
                                                                    $46,057,575  $27,104,905
                                                                    ===========  ===========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Bank overdraft..................................................  $   166,083  $   523,360
  Current maturities of long-term debt............................      690,718    7,460,727
  Note payable, bank..............................................           --      800,000
  Accounts payable................................................      543,648      465,372
  Accrued expenses................................................      391,069      444,798
  Distributions payable...........................................       61,832       61,658
  Unearned income.................................................      506,348       84,530
  Income taxes payable............................................        6,408       33,205
                                                                    -----------  -----------
                                                                      2,366,106    9,873,650
                                                                    -----------  -----------
Long-Term Debt, less current maturities...........................   36,041,494    6,835,699
                                                                    -----------  -----------
Deferred Income Taxes.............................................      102,375      111,008
                                                                    -----------  -----------
Commitments (Note 13)
Stockholders' Equity
  Common stock, no par or stated value, authorized 150,000
     shares, issued and outstanding 82,443 shares, stated at          1,113,070    1,113,070
  Retained earnings..............................................     6,434,530    9,171,478
                                                                    -----------  -----------
                                                                      7,547,600   10,284,548
                                                                    -----------  -----------
                                                                    $46,057,575  $27,104,905
                                                                    ===========  ===========

        The accompanying notes are an integral part of these balance sheets.

                           MARTIN & MACFARLANE, INC.

                            STATEMENTS OF INCOME
                   YEARS ENDED DECEMBER 31, 1997 AND 1996
                AND SIX MONTH PERIOD ENDED DECEMBER 31, 1995

                                                            1997          1996          1995
                                                         -----------   -----------   ----------
Revenues...............................................  $22,535,117   $16,994,368   $8,311,295
Cost of sales..........................................    2,476,991     2,155,013    1,065,709
                                                         -----------   -----------   ----------
          Gross profit.................................   20,058,126    14,839,355    7,245,586
Managers' controlled operating expenses................   11,318,791     9,534,848    4,982,152
                                                         -----------   -----------   ----------
          Income from managers' operations.............    8,739,335     5,304,507    2,263,434
                                                         -----------   -----------   ----------
Other operating expenses
  Depreciation and amortization expense................    2,902,472     1,316,520      575,291
  Management fees......................................    2,210,351       472,931           --
  Refinance and acquisitions...........................      884,083        85,175           --
                                                         -----------   -----------   ----------
                                                           5,996,906     1,874,626      575,291
                                                         -----------   -----------   ----------
          Operating income.............................    2,742,429     3,429,881    1,688,143
                                                         -----------   -----------   ----------
Other income (expense)
  Interest income......................................       15,302         9,773           --
  Interest expense.....................................   (2,537,908)   (1,115,772)    (552,412)
  Other income.........................................      414,138       117,025      125,286
  Loss on disposition of assets........................     (207,372)     (136,875)      (1,744)
                                                         -----------   -----------   ----------
                                                          (2,315,840)   (1,125,849)    (428,870)
                                                         -----------   -----------   ----------
Income before income taxes.............................      426,589     2,304,032    1,259,273
Income tax (expense) benefit...........................      (23,458)      (57,653)   2,972,317
                                                         -----------   -----------   ----------
          Net income...................................  $   403,131   $ 2,246,379   $4,231,590
                                                         ===========   ===========   ==========

        The accompanying notes are an integral part of these statements.

                           MARTIN & MACFARLANE, INC.

                        STATEMENT OF RETAINED EARNINGS
                   YEARS ENDED DECEMBER 31, 1997 AND 1996
                AND SIX MONTH PERIOD ENDED DECEMBER 31, 1995


                                                            1997          1996          1995
                                                         -----------   -----------   ----------
Balance, beginning of period...........................  $ 9,171,478   $ 8,526,046   $4,418,120
  Net income...........................................      403,131     2,246,379    4,231,590
  Dividends............................................   (3,140,079)   (1,600,947)    (123,664)
                                                         -----------   -----------   ----------
Balance, end of period.................................  $ 6,434,530   $ 9,171,478   $8,526,046
                                                         ===========   ===========   ==========

        The accompanying notes are an integral part of these statements.

                          MARTIN & MACFARLANE, INC.

                          STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997 AND 1996
               AND SIX MONTH PERIOD ENDED DECEMBER 31, 1995

                                                           1997          1996          1995
                                                       ------------   -----------   -----------
Cash flows from operating activities:
  Net income.........................................  $    403,131   $ 2,246,379   $ 4,231,590
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization...................     2,902,472     1,316,520       575,291
     Loss on disposition of assets...................       207,372       136,875         1,744
  Changes in operating assets and liabilities
     (exclusive of acquisitions):
     Increase in accounts receivable.................    (1,136,702)     (410,142)      119,579
     (Increase) decrease in other receivables........       252,697      (312,755)       59,985
     Increase in inventory...........................      (660,682)     (220,401)     (115,754)
     Increase in prepaid expenses....................      (362,445)     (135,739)      200,316
     Decrease in deferred income tax asset...........            59            --            --
     (Increase) decrease in other
       assets -- deposits............................        (2,150)       (5,000)        3,124
     Increase (decrease) in bank overdraft...........      (357,277)      523,360            --
     Increase (decrease) in accounts payable.........        78,276       (60,260)     (126,935)
     Increase (decrease) in accrued expenses.........       (53,555)      169,057        (8,073)
     Increase (decrease) in unearned income..........       421,818         1,185       (73,536)
     Increase (decrease) in income taxes payable.....       (26,797)        9,835      (868,116)
     Increase (decrease) in deferred income taxes....        (8,633)        7,826    (2,961,731)
                                                       ------------   -----------   -----------
          Net cash provided by operating
            activities...............................     1,657,584     3,266,740     1,037,484
                                                       ------------   -----------   -----------
Cash flows from investing activities:
  Increase in purchase option deposit................    (5,536,200)           --            --
  Proceeds from certificates of deposit..............            --            --       200,000
  Proceeds from sale of investments..................            --        11,859            --
  Proceeds from sale of property and equipment.......       107,400       217,320        14,082
  Cash paid for acquisitions.........................   (10,723,930)   (5,849,000)     (240,000)
  Capital expenditures...............................    (2,646,168)     (748,741)     (201,925)
  Issuance of notes receivable.......................            --       (38,901)      (50,000)
  Principal payments on notes receivable.............         6,052         1,612            --
  Principal payments on notes receivable,
     shareholder.....................................            --        50,000            --
                                                       ------------   -----------   -----------
          Net cash used in investing activities......   (18,792,846)   (6,355,851)     (277,843)
                                                       ------------   -----------   -----------
Cash flows from financing activities:
  Proceeds from notes payable........................    21,459,216     5,500,000       809,400
  Net (payments) borrowings on line of credit........      (950,000)      800,000       (50,000)
  Principal payments on notes payable................      (106,100)   (1,975,159)   (1,677,500)
  Distributions to shareholders......................    (3,140,079)   (1,600,947)     (123,664)
                                                       ------------   -----------   -----------
          Net cash provided by (used in) financing
            activities...............................    17,263,037     2,723,894    (1,041,764)
                                                       ------------   -----------   -----------
Net increase (decrease) in cash and cash
  equivalents........................................       127,775      (365,217)     (282,123)
Cash and cash equivalents at beginning of year.......        10,519       375,736       657,859
                                                       ------------   -----------   -----------
Cash and cash equivalents at end of year.............  $    138,294   $    10,519   $   375,736
                                                       ============   ===========   ===========

Supplemental disclosures of cash flow information:
  Interest paid......................................  $  2,634,036   $ 1,093,501   $   563,494
                                                       ============   ===========   ===========
  Payment of income taxes............................  $     50,255   $    47,818   $   857,530
                                                       ============   ===========   ===========

Supplemental disclosures of non cash financing activities:

	During the year ended December 31, 1997 long term debt in the amount of $18,245,035 was refinanced.

        During the year ended December 31, 1996, long-term debt in the amount of $783,285 was incurred to purchase property and equipment and intangible assets.

        The accompanying notes are an integral part of these statements.

                           MARTIN & MACFARLANE, INC.

                        NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of business

        Martin & MacFarlane, Inc. (the Company) was incorporated December 2, 1971. The Company owns, leases, and manages billboards on a contractual basis nationwide for the purpose of providing outdoor advertising services. The Company also owns and operates a small winery located in Paso Robles, California. The Company extends short-term credit in the form of accounts receivable to businesses and advertisers doing business in the above noted areas.

  Significant accounting policies

BASIS OF ACCOUNTING

	The financial statements are prepared on an accrual basis, which recognizes income when earned and expenses when incurred.

CHANGE IN ACCOUNTING PERIOD

        Pursuant to the adoption by the Company of S Corporation status for income tax purposes, the Company changed from a fiscal year end to a calendar year end for the period ending December 31, 1995, as required by the Internal Revenue Service, to coincide with shareholders' tax year end. Therefore, the reporting periods for the financial statements cover the years ended December 31, 1997 and 1996 and six month period ended December 31, 1995.

USE OF ESTIMATES

	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

        The Company considers cash and cash equivalents to be all highly liquid investments purchased with a maturity of three months or less. Throughout the year, the Company may have amounts in banks in excess of federally insured limits and as of December 31, 1997, the Company held funds in one financial institution in excess of federally insured limits in the amount of $115,360.

INVENTORY

	Inventory is valued at the lower of cost or market. Valuation is determined using the first-in, first-out method.

PROPERTY AND EQUIPMENT

	Property and equipment are stated at cost and depreciated over estimated useful lives on a straight-line or accelerated basis. Repairs and maintenance and small equipment purchases are expensed as incurred. Expenditures which significantly increase asset values or extend useful lives are capitalized. Estimated useful lives in years are as follows:

                                                              YEARS
                                                              -----
Buildings and improvements..................................  15-31
Posters.....................................................   7-25
Bulletins...................................................   7-25
Shop equipment..............................................   3-10
Office furniture and equipment..............................   5-10
Autos and trucks............................................    3-7
Irrigation equipment........................................   7-30
Vineyards...................................................  10-25

INTANGIBLE ASSETS

	Goodwill is amortized using the straight-line method over primarily five year periods.

	Covenants not to compete are amortized using the straight-line method over the contractual period specified, which ranges from five to ten years.

	Advertising rights, permits and licenses, and lease rights are amortized using the straight-line method over five years.

INCOME TAXES

        Effective July 1, 1995, the Company's shareholders elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under such election, the shareholders of an "S" Corporation are taxed individually on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income tax has been included in these financial statements. State income taxes are provided based on statutory rates. State income taxes currently payable and deferred relate primarily to temporary differences from the use of accelerated methods of depreciation and the direct write-off method of accounting for bad debts.

PROFIT SHARING PLAN

        The Company adopted a profit sharing plan which is a qualified pension trust under Section 401(k) of the Internal Revenue Code. All full time employees with twelve months of service who are 19 year old or older are eligible to participate. Each employee may voluntarily contribute up to the lesser of 15% of their pay or $9,500. The Company has made no matching contributions to the plan.

FAIR VALUE OF FINANCIAL INSTRUMENTS

	The carrying amount of the long-term debt approximates fair value.

RECLASSIFICATIONS

	Certain prior year amounts have been reclassified to conform with the current year presentation.

2. ACQUISITIONS

        During 1997, the Company purchased substantially all of the assets and assumed certain liabilities of three outdoor advertising companies; during 1996, the Company purchased substantially all of the assets and assumed certain liabilities of four outdoor advertising companies. Concurrently with one of the 1996 acquisitions, the Company exchanged the assets acquired and liabilities assumed for similar assets and liabilities of another outdoor advertising company to enable the Company to expand its existing market share in that locality. The exchange was recorded at the fair market value of the assets acquired. Funds used to make the acquisitions were provided through the Company's credit facility. The majority of the intangible assets acquired are being amortized over a five year period. See Note 13 for acquisitions included above, which also includes a related party.

	The acquisitions were accounted for using the purchase method of accounting and the purchase price was allocated to the various tangible and intangible assets acquired. Accordingly, the results of operations for the various acquisitions have been included in the results of the Company from the respective effective dates.

	A summary of the cash consideration and allocation of the purchase price as of the acquisition dates are as follows:

                                                                 1997        1996
                                                           -----------  ----------
Fair value of tangible assets acquired..................   $ 2,756,703  $3,302,000
Fair value of intangible assets acquired................     9,199,897   2,597,000
Liabilities assumed.....................................    (1,232,670)    (50,000)
                                                           -----------   ---------
Cash paid...............................................   $10,723,930  $5,849,000
                                                           =========== ===========

3. NOTE RECEIVABLE

                                                               1997      1996
                                                              -------   -------
Ferguson Henderson Investments, 10%, secured by real
  property, payable $806 monthly, due November 10, 2001.....  $31,237   $37,289
Less current maturity.......................................    6,856     6,206
                                                              -------   -------
                                                              $24,381   $31,083
                                                              =======   =======

4. INVENTORIES

	Inventories are as follows at December 31, 1997 and 1996:

                                                                 1997         1996
                                                              ----------   ----------
Raw material................................................  $  244,328   $  139,309
Winery:
  Materials and grape production costs......................     198,033      138,266
  In process................................................     746,996      494,817
  Finished goods............................................     529,953      299,240
  Tasting room, miscellaneous and resale....................      45,562       32,558
                                                              ----------   ----------
                                                              $1,764,872   $1,104,190
                                                              ==========   ==========

5. PREPAID EXPENSES

	Prepaid expenses consist of the following at December 31, 1997 and 1996:

                                                                1997       1996
                                                              --------   --------
Leases......................................................  $798,887   $505,539
Insurance...................................................    15,256     13,258
Miscellaneous...............................................   114,273     47,174
                                                              --------   --------
                                                              $928,416   $565,971
                                                              ========   ========

6. PROPERTY AND EQUIPMENT

	Major classes of property and equipment and accumulated depreciation are as follows at December 31, 1997 and 1996:


                                                                1997          1996
                                                             -----------  -----------
Outdoor Advertising
  Buildings and improvements...............................  $   870,719  $   593,537
  Posters..................................................    8,072,315    7,510,907
  Bulletins................................................   18,486,149   15,656,034
  Shop equipment...........................................      458,691      329,493
  Office furniture and equipment...........................      224,069      211,215
  Autos and trucks.........................................    1,414,986    1,268,485
  Land.....................................................      838,807      571,107
  Construction in process, boards..........................      363,913      178,736
                                                             -----------  -----------
                                                              30,729,649   26,319,514
  Less accumulated depreciation............................    9,497,838    8,334,374
                                                             -----------  -----------
                                                              21,231,811   17,985,140
                                                             -----------  -----------
Winery
  Buildings and improvements...............................  $   864,672  $   844,850
  Irrigation and wells.....................................       45,752       45,752
  Vineyards................................................      316,981      278,219
  Landscaping..............................................       26,194       26,194
  Auto.....................................................       23,800       19,500
  Vineyard equipment.......................................      129,356      125,502
  Winery equipment.........................................      859,375      707,482
  Office furniture and equipment...........................       50,349       40,749
  Land.....................................................      376,133      376,133
                                                             -----------  -----------
                                                               2,692,612    2,464,381
  Less accumulated depreciation............................      992,798      873,402
                                                             -----------  -----------
                                                               1,699,814    1,590,979
                                                             -----------  -----------
Corporate
  Buildings and improvements...............................  $   699,474  $   689,293
  Office furniture and equipment...........................       18,647       18,647
  Land.....................................................       41,448       42,783
                                                             -----------  -----------
                                                                 759,569      750,723
  Less accumulated depreciation............................      163,737      139,382
                                                             -----------  -----------
                                                                 595,832      611,341
                                                             -----------  -----------
                                                             $23,527,457  $20,187,460
                                                             ===========  ===========

	Depreciation expense for the years ended December 31, 1997 and 1996 and the six months ended December 31, 1995 was $1,468,013, $1,086,108, and $522,293,
respectively.

7. INTANGIBLE ASSETS

	Intangible assets and accumulated amortization are as follows at December 31, 1997 and 1996:

                                                                 1997          1996
                                                              -----------  ----------
Loans fees..................................................  $   278,750  $       --
Goodwill....................................................    5,339,883     438,965
Covenants not to compete....................................      353,079     203,079
Advertising rights..........................................    1,553,639     708,100
Permits and licenses........................................    2,365,719     377,567
Lease rights................................................    3,193,624   1,877,001
                                                              -----------  ----------
                                                               13,084,694   3,604,712
Less accumulated amortization...............................    2,031,602     597,146
                                                              -----------  ----------
                                                              $11,053,092  $3,007,566
                                                              ===========  ==========

	Amortization expense for the years ended December 31, 1997 and 1996 and the six months ended December 31, 1995 was $1,434,459, $230,412, and $52,998,
respectively.

8. LONG-TERM DEBT

        Long-term debt consists of the following at December 31, 1997 and 1996:

                                                               1997           1996
                                                            -----------   -----------
Canadian Imperial Bank of Commerce, as administrative
  agent for lenders under the Credit Agreement dated July
  31, 1997, Term A loan, interest at LIBOR plus 2.75%,
  collateralized by accounts receivable, inventory, sign
  structures, and intangible assets, payable quarterly,
  due June 2004**.........................................  $30,000,000   $        --
Canadian Imperial Bank of Commerce, as administrative
  agent for lenders under the Credit Agreement dated July
  31, 1997, Revolving Line of Credit, interest ranging
  from prime plus 2% or LIBOR plus 2.75%, collateralized
  by accounts receivable, inventory, sign structures, and
  intangible assets, payable quarterly, due June 2004**...    3,400,000            --
Canadian Imperial Bank of Commerce, as administrative
  agent for lenders under the Credit Agreement dated July
  31, 1997, Swing Loan, interest ranging from prime plus
  2% or LIBOR plus 2.75%, collateralized by accounts
  receivable, inventory, sign structures, and intangible
  assets, payable at termination date, due June 2004**....    1,455,565            --
Palmer Outdoor Advertising, Inc., 10.5%, collateralized by
  sign structures, equipment, and inventory, payable
  $10,266 monthly including interest, due January 2002....      406,349            --
Anthony E. and Laverne L. Brum, 7%, collateralized by deed
  of trust, payable $1,742 monthly including interest, due
  August 2004.............................................      111,067            --
American Commercial Bank, 8%, collateralized by vehicle,
  payable $394 monthly including interest, due March
  2001....................................................       13,443            --
American Commercial Bank, 8%, collateralized by vehicle,
  payable $474 monthly including interest, due March
  2001....................................................       16,176            --
William H. and Jannette L. Kunz, 12.25%, uncollateralized,
  payable $6,631 monthly including interest, due May
  2010....................................................      505,043            --
LarMark, Inc., non-interest bearing, unsecured, due
  January 1998............................................      425,000            --
Virgil and Ruth Rose, 7%, collateralized by deed of trust,
  payable $931 monthly including interest, due February
  2026....................................................      137,315       138,822
Paragon Outdoor Advertising, non-interest bearing,
  uncollateralized, payable $608 monthly, due July 2001...       26,157        33,456
Gaechter Outdoor Advertising, non-interest bearing,
  uncollateralized, payable in decreasing annual
  installments ranging from $28,000 to $21,600, due August
  2001....................................................       96,000       124,000
Ken Lyons and Michael Burkett, non-interest bearing,
  uncollateralized, payable $710 monthly, due May 2001....       29,097        37,613
Pesenti Winery, noninterest bearing, collateralized by
  sign structure, payable $1,500 per year, due December
  2003....................................................        9,000        10,500
Advanced Outdoor, noninterest bearing, collateralized by
  sign structures, payable $9,500 per month, due December
  1998....................................................      102,000       214,000
Antelope Valley Bank, 8.5%, collateralized by vehicle,
  payable $466 monthly including interest, payable August
  2001....................................................           --        21,471
Don Enger and Clayton Enger, 8.5%, collateralized by deed
  of trust, payable $256 monthly including interest, due
  July 2001...............................................           --        11,648
Massachusetts Mutual Life Insurance Co., 11.05%,
  unsecured, payable $500,000 per year beginning November
  11, 1994, interest payable quarterly, due November
  1999....................................................           --     1,500,000
Massachusetts Mutual Life Insurance Co., 10.9%, unsecured,
  payable $687,500 per year, interest payable quarterly,
  due August 1999.........................................           --     2,062,500
Massachusetts Mutual Life Insurance Company, 11.55%,
  unsecured, payable $500,000 per year beginning June 1,
  1996, interest payable quarterly, due June 2002.........           --     3,000,000
Bank of Santa Maria, interest at prime plus 2.5%,
  collateralized by deed of trust, payable $1,188 per
  month including interest, due May 2002..................           --       119,695
Bank of Santa Maria, 9.5%, collateralized by vehicle,
  payable $1,168 per month including interest, due August
  1997....................................................           --         4,244
Alta and Fred Higginbotham, 8%, collateralized by deed of
  trust, payable $150 per month, due January 2000.........           --         6,771
Estates Trust, Inc., 9%, collateralized by deed of trust
  and personally guaranteed by E. Thomas Martin, payable
  $862 per month including interest, due October 2009.....           --        78,578
Barbara Lehmann, 10%, collateralized by deed of trust,
  interest payable monthly, due March 1998................           --        20,000
Christine and Alice Henderson, 9%, collateralized by deed
  of trust, payable $805 per month including interest, due
  April 2011..............................................           --        96,034
Central Coast Federal Land Bank, 7.5%, collateralized by
  winery deed of trust, products and crops inventory and
  accounts receivable, payable $7,126 per month including
  interest, due November 2015.............................           --       797,081
Central Coast Production Credit Association, 9.75%,
  collateralized by winery accounts receivable and
  inventory, interest payable quarterly, due January
  1999....................................................           --       150,000
Canadian Imperial Bank of Commerce, interest at LIBOR plus
  2.5%, collateralized by the Amarillo Division's accounts
  receivable, inventory, sign structures and intangible
  assets and personally guaranteed by E. Thomas Martin and
  David Weyrich, interest payable monthly, due May
  1997**..................................................           --     5,500,000
Central Coast Production Credit Association, interest at
  prime plus 1.5%, collateralized by winery equipment,
  payable $5,590 monthly including interest, due August
  2000....................................................           --       198,165
Homer Hensley and Rick Hensley, 8.5%, collateralized by
  deed of trust, payable $1,231 monthly including
  interest, due January 2001..............................           --        50,813
Paragon Outdoor Advertising, 8%, collateralized by sign
  structures, payable $2,636 monthly including interest,
  due July 2001...........................................           --       121,035
                                                            -----------   -----------
                                                             36,732,212    14,296,426
Less current maturities...................................      690,718     7,460,727
                                                            -----------   -----------
                                                            $36,041,494   $ 6,835,699
                                                            ===========   ===========

	Aggregate maturities of long-term debt at December 31, 1997 are as follows:



                        YEARS ENDING
                        DECEMBER 31,
                        ------------
1998........................................................   $   690,718
1999........................................................     5,676,502
2000........................................................     6,189,260
2001........................................................     6,937,451
2002........................................................    10,084,059
Thereafter..................................................     7,154,222
                                                               -----------
                                                               $36,732,212
                                                               ===========


** Loan has varying interest rates based on Company performance and indexes found in the Credit Agreement dated July 31, 1997. At December 31, 1997 the effective interest rates ranged from 7.1875% to 8.5%.

        The Company has entered into an interest rate cap primarily to protect against rising interest exposure of its floating rate long-term debt. The difference to be paid or received on the cap is included in interest expense as payments are made or received. At December 31, 1997, the Company had outstanding interest rate cap agreements with two commercial banks having a total notional principal amount of $50,000,000. This agreement effectively changes the Company's interest exposure on $50,000,000 of floating rate debt to a fixed 6.5% with a floor of 5.5%. The interest rate cap agreement matures September 18, 2000.

        During 1997, the Company sold an interest rate floor for a gain of $220,000. This gain is included in other income.

        The counterparties to the Company's derivative financial instrument contract are substantial and creditworthy commercial banks which are recognized market makers. Neither the risks of counterparty nonperformance nor the economic consequence of counterparty nonperformance associated with these contracts were considered by the Company to be material.

	Interest expense consists of interest on notes payable, management fees and the cost associated with the purchase of the interest rate cap instrument.

	Prime rate was 8.5% and 8.25% at December 31, 1997 and 1996, respectively.

	LIBOR rate was 5.938% and 5.625% at December 31, 1997 and 1996, respectively.

9. NOTE PAYABLE, BANK

	Note payable, bank is as follows at December 31, 1997 and 1996:

                                                                1997       1996
                                                              --------   --------
Heritage Oaks Bank, interest at prime plus .5%,
  uncollateralized, interest payable monthly, due May
  1997......................................................  $     --   $800,000
                                                              ========   ========

	Prime rate was 8.25% at December 31, 1996.

10. DISTRIBUTIONS

	In January, May, August, and October 1997 and January, May, August, and October 1996 and in July and October 1995, the Company declared a $.75 per share cash distribution for 82,443 shares outstanding. At December 31, 1997 and 1996, $61,832 and $61,658 were payable January 1, 1998 and 1997, respectively. Subsequent to conversion of the Company to an S-corporation, effective July 1, 1995, the Company began making distributions equal to approximately 49% of estimated taxable income to its shareholders to cover their tax liabilities. Distributions during the year ended December 31, 1997, amounted to $3,140,079, including a $2,000,000 special distribution occurring as a result of an acquisition. Distributions during the year ended December 31, 1996, related to 1995 and 1996 taxable income, amounted to $1,353,618.

11. DEFERRED INCOME TAXES

	For state tax purposes, the applicable states do recognize "S" Corporation status; however, they still impose a tax at the corporate level, generally at a rate significantly lower than the regular corporate rate. Deferred tax assets and liabilities relate to temporary differences associated with state income taxes.

	Income tax expense (benefit) for the years ended December 31, 1997 and 1996 and six months ended December 31, 1995 consisted of the following:

                                                        1997      1996        1995
                                                       -------   -------  -----------
Current..............................................  $23,458   $49,827  $    24,170
Deferred.............................................       --     7,826   (2,996,487)
                                                       -------   -------  -----------
Income tax expense (benefit).........................  $23,458   $57,653  $(2,972,317)
                                                       =======   =======  ===========

	Components of deferred income tax balances at December 31, 1997 and 1996 consisted of:

                                                       1997       1996
                                                      --------  -------
Current deferred tax assets.......................... $  1,441  $  1,500
                                                      ========  ========
Long-term deferred tax liabilities................... $102,375  $111,008
                                                      ========  ========

	Deferred income taxes arise primarily from temporary differences due to use of accelerated depreciation methods for income tax purposes and the straight-line method and the use of the allowance method of accounts receivable for financial reporting purposes.

12. RELATED PARTY TRANSACTIONS

        Through February 1, 1996 the Company provided management services to Martin Media, a company having common shareholders/partners, at a rate approximating 3% of Martin Media's gross revenue. Management fees of $78,263 were received by the Company from Martin Media during the year ended December 31, 1996.

        Subsequent to December 31, 1995, and effective February 1, 1996, the Company divested itself of all management and administrative employees and contracted with M.W. Sign Company, a company wholly owned by E. Thomas Martin and David Weyrich, to provide the Company with management services at 3% of gross revenue. As of January 1, 1997, management fees increased to 4% of gross revenue. Management fees of $895,281 and $472,931 were paid to M.W. Sign Company during the years ended December 31, 1997 and 1996, respectively.

13. COMMITMENTS

  Leases:

        The Company leases land in connection with its outdoor advertising posters and panels as well as for office and yard space. The Company also leases office and shop buildings which are located in different geographic areas within the various divisions. A portion of these are long-term leases.

	Lease expense for the years ended December 31, 1997 and 1996 and six months ended December 31, 1995 was $4,748,420, $2,333,218 and $1,064,875,
respectively.

	Future minimum lease payments under noncancellable leases at December 31, 1997 are as follows:

                                                                 POSTERS,
YEARS ENDING DECEMBER 31,                           BUILDINGS   BULLETINS     TOTAL
-------------------------                           ---------   ----------  ---------
1998..............................................  $ 19,533    $  162,400  $ 181,933
1999..............................................    19,944       162,400    182,344
2000..............................................    19,944       162,400    182,344
2001..............................................    21,285       162,400    183,685
2002..............................................    21,732       162,400    184,132
Thereafter........................................    48,897       454,400    503,297
                                                    --------    ----------  ---------
                                                    $151,335    $1,266,400 $1,417,735
                                                    ========    ========== ==========

        On August 1, 1995, the Company entered into a lease with Outdoor Systems Company of Kansas City. Under the terms of the lease Outdoor Systems leased 87 outdoor advertising structures from the Company for $12,500 per month. The agreement terminated December 31, 1997.

  Acquisition, purchase and sales options

        On July 31, 1997, the Company entered into an agreement with another company to acquire certain assets, including sign structures, equipment, and related intangibles located in Nevada, Arizona, and California for a total purchase price of $60,000,000. This purchase agreement has two segments, the first of which provided for the purchase of assets totaling $20,500,000. Simultaneously, and as part of the master agreement, the Company entered into an agreement with Martin Media (related party) to sell them those assets located in their geographical service area, primarily the Las Vegas and Colorado River markets, for $11,273,400. The Company's net acquisition price under the first segment of the agreement was $9,226,600.

        The second segment of the agreement provides an option for the Company to purchase additional assets for $39,500,000. As part of this transaction, the Company has also provided Martin Media with an option to purchase the assets located in the Las Vegas and Colorado River markets for $3,077,000. The Company's net acquisition price for assets to be received under the second segment of the agreement will be $36,423,000.

        Upon execution of the option agreement, the Company deposited $6,000,000 in good faith with the seller. Similarly, Martin Media deposited $463,800 with the Company resulting in a net deposit of $5,536,200. The option agreement expires October 1, 1998. Should the Company not exercise the option, the seller holds an option agreement whereby it can repurchase the assets originally sold to the Company and assets owned by the Company in and around the Bakersfield area.

        As part of the option agreement, the Company will manage those assets covered by the option agreement. The payment for the use of these assets through the option period will approximate $285,000 per month. Revenue earned through the managed assets is subject to the 4% management fee paid to M.W. Sign, Inc.

  Credit facility

        On July 31, 1997, the Company entered into an agreement with Canadian Imperial Bank of Commerce, as administrative agent for Lenders under the credit agreement dated July 31, 1997. Under the terms of this agreement, the Term B Loan is available to fund future acquisitions in the amount of $20,000,000. As of December 31, 1997, the Company's outstanding obligation was $-0-.

14. SUBSEQUENT EVENTS

        Subsequent to December 31, 1997, the Company acquired substantially all of the assets and assumed certain liabilities of one outdoor advertising company at an aggregate purchase price of $12,500,000. Funds used to make the purchase were provided through the Company's existing credit facility.

                        INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Martin & MacFarlane, Inc.
Paso Robles, California


	We have audited the accompanying balance sheet of Martin & MacFarlane, Inc. as of June 30, 1995 and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of Martin & MacFarlane, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

	We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Martin & MacFarlane, Inc. as of June 30, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                BARBICH LONGCRIER HOOPER & KING
                                                ACCOUNTANCY CORPORATION

                                                By:   /s/ GEOFFREY B. KING, CPA

                                                          Geoffrey B. King, CPA

Bakersfield, California
August 25, 1995

                          MARTIN & MACFARLANE, INC.

                                BALANCE SHEET
                                JUNE 30, 1995

                                   ASSETS


                                                                 1995
                                                              -----------
Current Assets
  Cash and equivalents (Note 7).............................  $   351,705
  Restricted cash (Note 6)..................................      306,154
  Certificates of deposit...................................      200,000
  Investments...............................................        8,400
  Trade accounts receivable, less allowance for doubtful
     accounts of $100,000...................................    1,546,381
  Other receivables.........................................       78,649
  Inventories (Note 2)......................................      768,035
  Prepaid expenses (Note 3).................................      630,548
  Current deferred income taxes (Note 10)...................      145,554
                                                              -----------
                                                                4,035,426
                                                              -----------
Property and Equipment, net of accumulated depreciation
  (Notes 4, 7 and 8)........................................   16,872,469
                                                              -----------
Intangible Assets, net of accumulated amortization (Note5)..      764,898
                                                              -----------
Other Assets................................................       20,171
                                                              -----------
                                                              $21,692,964
                                                              ===========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Current maturities of long-term debt (Note 7).............  $ 1,848,465
  Note payable, bank (Note 8)...............................      200,000
  Accounts payable..........................................      652,567
  Accrued expenses..........................................      319,021
  Dividends payable (Note 9)................................       26,451
  Unearned income...........................................      156,881
  Income taxes payable (Note 10)............................      891,486
                                                              -----------
                                                                4,094,871
                                                              -----------
Long-Term Debt, less current maturities (Note 7)............    8,857,936
                                                              -----------
Long-Term Deferred Income Taxes (Note 10)...................    3,208,967
                                                              -----------
Commitments (Note 13)
Stockholders' Equity
  Common stock, no par or stated value, authorized 150,000
     shares, issued and outstanding 82,443 shares (Note 9)..    1,113,070
  Retained earnings.........................................    4,418,120
                                                              -----------
                                                                5,531,190
                                                              -----------
                                                              $21,692,964
                                                              ===========

        The accompanying notes are an integral part of this balance sheet.

                           MARTIN & MACFARLANE, INC.

                             STATEMENT OF INCOME
                           YEAR ENDED JUNE 30, 1995



                                                                 1995
                                                              -----------
Income......................................................  $16,168,763
Cost of sales...............................................    2,045,552
                                                              -----------
          Gross profit......................................   14,123,211

Managers' controlled operating expenses.....................   10,070,408
                                                              -----------
          Income from managers' operations..................    4,052,803
                                                              -----------
Other operating expenses
  Depreciation and amortization expense.....................    1,100,305
                                                              -----------
          Operating income..................................    2,952,498
                                                              -----------
Other income (expense)
  Interest expense..........................................   (1,313,456)
  Other income..............................................      152,804
  Gain on disposition of assets.............................    2,405,522
  Employee separation expense...............................     (269,803)
                                                              -----------
Income before income taxes..................................    3,927,565
     Income tax expense (Note 10)...........................    1,519,542
                                                              -----------
          Net income........................................  $ 2,408,023
                                                              ===========

        The accompanying notes are an integral part of this statement.

                           MARTIN & MACFARLANE, INC.

                        STATEMENT OF RETAINED EARNINGS
                           YEAR ENDED JUNE 30, 1995



                                                                 1995
                                                              ----------
Balance, beginning of year..................................  $2,195,593
  Net income................................................   2,408,023
  Dividends (Note 9)........................................    (185,496)
                                                              ----------
Balance, end of year........................................  $4,418,120
                                                              ==========

        The accompanying notes are an integral part of this statement.

                           MARTIN & MACFARLANE, INC.

                           STATEMENT OF CASH FLOWS
                          YEAR ENDED JUNE 30, 1995

                                                                 1995
                                                              -----------
Cash flows from operating activities:
  Net income................................................  $ 2,408,023
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................    1,100,305
     Gain on disposition of assets..........................   (2,405,522)
     Increase in deferred income taxes......................      469,749
  Changes in operating assets and liabilities:
     Increase in accounts receivable........................      (57,463)
     Increase in other receivables..........................      (66,187)
     Decrease in inventory..................................       11,117
     Decrease in prepaid expenses...........................       34,520
     Increase in other assets...............................       (9,065)
     Increase in accounts payable...........................        5,887
     Decrease in accrued liabilities........................     (176,570)
     Increase in unearned income............................       30,106
     Increase in income taxes payable.......................      820,732
                                                              -----------
          Net cash provided by operating activities.........    2,165,632
                                                              -----------
Cash flows from investing activities:
  Proceeds from sale of investments.........................        5,000
  Increase in certificates of deposit.......................     (200,000)
  Proceeds from sale of fixed assets........................    2,656,384
  Capital expenditures......................................     (736,258)
  Construction of capital improvements......................     (281,102)
  Principal payments on loans and notes receivable..........       32,000
  Purchase of intangible assets.............................     (310,001)
                                                              -----------
          Net cash provided by investing activities.........    1,166,023
                                                              -----------
Cash flows from financing activities:
  Proceeds from notes payable...............................    1,007,317
  Principal payments on notes payable.......................   (3,946,286)
  Dividends paid............................................     (185,496)
                                                              -----------
          Net cash used in financing activities.............   (3,124,465)
                                                              -----------
Net increase in cash and cash equivalents...................      207,190
Cash and cash equivalents at beginning of year..............      450,669
                                                              -----------
Cash and cash equivalents at end of year....................  $   657,859
                                                              ===========
Unrestricted cash...........................................  $   351,705
Restricted cash.............................................      306,154
                                                              -----------
                                                              $   657,859
                                                              ===========

Supplemental disclosures of cash flow information:
  Interest paid.............................................  $ 1,339,278
                                                              ===========
  Payment of income taxes...................................  $   229,061
                                                              ===========


	Schedule of noncash investing:

        The   Company   entered   into   an   exchange   agreement   with
        National Outdoor Media (3M) during the year ended June 30, 1995. In accordance with the terms of the exchange agreement, the Company traded boards in Kansas City, Missouri to 3M in exchange for posters and bulletins in Bakersfield, California and Kansas at a value of $1,033,850 and $2,614,150 cash.

        The accompanying notes are an integral part of this statement.

                           MARTIN & MACFARLANE, INC.

                        NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of business

        Martin & MacFarlane, Inc. (the Company) was incorporated
December 2, 1971. The Company owns, leases, and manages billboards on a contractual basis nationwide for the purpose of providing outdoor advertising services. The Company also owns and operates a small winery located in Paso Robles, California. The Company extends credit in the form of accounts receivable to businesses and advertisers doing business in the above noted areas.

  Significant accounting policies

BASIS OF ACCOUNTING

	The financial statements are prepared on an accrual basis, which recognizes income when earned and expenses when incurred.

CASH AND CASH EQUIVALENTS

        The Company considers cash and cash equivalents to be all highly liquid debt instruments purchased with a maturity of three months or less. As of June 30, 1995, the Company held funds of $646,293 in one financial institution.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

	Bad debts are recognized under the allowance method of accounting which is based on an average of actual write-offs in past years.

INVESTMENTS

	Investments in marketable equity securities are carried at the lower of cost or market. Decline in market values below cost, which are temporary in nature, are not recognized as losses until the decline in value is deemed permanent or until the security is sold.

INVENTORY

	Inventory is valued at the lower of cost or market. Valuation is determined using the first-in, first- out method.

PROPERTY AND EQUIPMENT

	Property and equipment are stated at cost and depreciated over estimated useful lives on a straight-line or accelerated basis. Repairs and maintenance and small equipment purchases are expensed as incurred. Expenditures which significantly increase asset values or extend useful lives are capitalized. Estimated useful lives in years are as follows:

                                                              YEARS
                                                              -----
Buildings and improvements..................................  15-31
Posters.....................................................   7-25
Bulletins...................................................   7-25
Shop equipment..............................................   3-10
Office furniture and equipment..............................   5-10
Autos and trucks............................................    3-7
Irrigation equipment........................................   7-30
Vineyards...................................................  10-25


INTANGIBLE ASSETS

	Goodwill is recorded at cost and is amortized using the straight-line method over a forty year period.

	Covenants not to compete are recorded at cost and are amortized using the straight-line method over the contractual period specified, which ranges from five to ten years.

INCOME TAXES

        Effective July 1, 1993, as required by professional standards, the Company adopted Statement of Financial Accounting Standards No. 109,
Accounting for Income Taxes. Deferred income taxes are provided on timing differences between financial statement and taxable incomes. Timing differences arise primarily from the use of the accelerated methods of depreciation, the direct write-off method of accounting for bad debts, and the carryforward of net operating losses for income tax purposes. Determination of current or long-term status of the asset or liability is based upon when the particular timing difference reverses.

2. INVENTORIES

	Inventories are as follows at June 30, 1995:

                                                                1995
                                                              --------
Raw material................................................  $ 84,383
Winery:
  Materials and grape production costs......................   141,255
  In process................................................   162,669
  Finished goods............................................   359,060
  Tasting room, miscellaneous and resale....................    20,668
                                                              --------
                                                              $768,035
                                                              ========

3. PREPAID EXPENSES

	Prepaid expenses consist of the following at June 30, 1995:

                                                                1995
                                                              --------
Leases......................................................  $519,079
Insurance...................................................    36,600
Miscellaneous...............................................    74,869
                                                              --------
                                                              $630,548
                                                              ========

4. PROPERTY AND EQUIPMENT

	Major classes of property and equipment and accumulated depreciation are as follows at June 30, 1995:

                                                                 1995
                                                              -----------
Outdoor Advertising
  Buildings and improvements................................  $   500,731
  Posters...................................................    5,987,468
  Bulletins.................................................   13,850,302
  Shop equipment............................................      278,749
  Office furniture and equipment............................      191,692
  Autos and trucks..........................................    1,063,156
  Land......................................................      414,472
  Construction in process, boards...........................       69,038
                                                              -----------
                                                               22,355,608
  Less accumulated depreciation.............................    7,105,290
                                                              -----------
                                                               15,250,318
                                                              -----------
Winery
  Buildings and improvements................................      664,515
  Irrigation and wells......................................       45,752
  Vineyards.................................................      278,219
  Landscaping...............................................       26,194
  Auto......................................................       19,500
  Vineyard equipment........................................      119,142
  Winery equipment..........................................      320,720
  Office furniture and equipment............................       37,604
  Land......................................................      206,133
                                                              -----------
                                                                1,717,779
  Less accumulated depreciation.............................      755,093
                                                              -----------
                                                                  962,686
                                                              -----------
Corporate
  Buildings and improvements................................  $   654,970
  Office furniture and equipment............................      267,308
  Land......................................................       42,783
                                                              -----------
                                                                  965,061
  Less accumulated depreciation.............................      305,596
                                                              -----------
                                                                  659,465
                                                              -----------
                                                              $16,872,469
                                                              ===========

	Depreciation expense for the year ended June 30, 1995 was $1,021,709.

5. INTANGIBLES

	Intangible assets and accumulated amortization are as follows at June
30, 1995:

                                                                 1995
                                                              ----------
Goodwill....................................................  $  438,965
Covenants not to compete....................................      69,000
Advertising rights..........................................     136,100
Permits and licenses........................................     168,567
Lease rights................................................     335,001
                                                              ----------
                                                               1,147,633
Less accumulated amortization...............................     382,735
                                                              ----------
                                                              $  764,898
                                                              ==========

	Amortization expense for the year ended June 30, 1995 was $78,596.

6. RESTRICTED CASH

	Restricted cash at June 30, 1995 consisted of the following:

                                                                       1995
                                                                     --------
Cash, interest bearing account, holdback account, held for the mutual benefit of the Company and National Advertising Company,
  by Chicago Title & Trust Company, until released by joint order of the parties.  Cash is to be released within twelve months of the
  June 30, 1995 balance sheet date. Cash subsequently received
  July 7, 1995...................................................... $306,154
                                                                     ========

7. LONG-TERM DEBT

	Long-term debt consists of the following at June 30, 1995:

                                                                 1995
                                                              -----------
Federal Land Bank, 5.75% and 6.73%, at 1995 and 1994,
  collateralized by first trust deed, payable $3,510 per
  month including interest, due May 1, 2011.................  $   410,068
Massachusetts Mutual Life Insurance Co., 11.05%, unsecured,
  payable $500,000 per year beginning November 11, 1994,
  interest payable quarterly, due November 15, 1999.........    2,500,000
Massachusetts Mutual Life Insurance Co., 10.9%, unsecured,
  payable $687,500 per year beginning August 15, 1992,
  interest payable quarterly, due August 15, 1999...........    3,437,500
Massachusetts Mutual Life Insurance Company, 11.55%,
  unsecured, payable $500,000 per year beginning June 1,
  1995, interest payable quarterly, due June 1, 2002........    3,500,000
Boatmen's First National Bank, interest at prime plus 1.5%,
  collateralized by first deed of trust, payable $1,420 per
  month including interest, due July 8, 2002................       91,056
Citizens Bank of Paso Robles, interest at prime plus 2.5%,
  collateralized by first trust deed, payable $1,188 per
  month including interest, due May 13, 2002................      124,134
Sierra Outdoor, 8%, collateralized by bulletins, payable
  $940 per month including interest, due April 15, 1996.....        9,065
Citizens Bank of Paso Robles, interest at 9.5%,
  collateralized by vehicle, payable $555 per month
  including interest, due August 15, 1997...................       12,962
Citizens Bank of Paso Robles, interest at 9.5%,
  collateralized by vehicle, payable $613 per month
  including interest, due August 15, 1997...................       14,206
Alta and Fred Higginbotham, 8%, collateralized by deed of
  trust, payable $150 per month, due January 1, 2000........        8,544
Estates Trust, Inc., 9%, collateralized by deed of trust,
  payable $862 per month including interest, due October 1,
  2009......................................................       82,916
Barbara Lehmann, 10%, collateralized by deed of trust,
  interest payable monthly, due March 30, 1998..............       20,000
Christine and Alice Henderson, 9%, collateralized by deed of trust, payable $805 per month including interest, due
  April 8, 2011.............................................       97,450
Pesenti Winery, non-interest bearing, collateralized by sign structure, payable $1,500 per year, due December 15,
  2003......................................................       13,500
Advanced Outdoor, non-interest bearing, collateralized by
  sign structures, payable $8,500 per month, due December
  10, 1998..................................................      357,000
Advanced Outdoor, non-interest bearing, collateralized by
  sign structures, payable $1,000 per month, due October 1,
  1997......................................................       28,000
                                                              -----------
                                                               10,706,401
Less current maturities.....................................    1,848,465
                                                              -----------
                                                              $ 8,857,936
                                                              ===========

	Prime rate was 9% at June 30, 1995.

	Aggregate maturities of long-term debt at June 30, 1995 are as follows:

                        YEARS ENDING
                          JUNE 30,
                        ------------
1996........................................................   $ 1,848,465
1997........................................................     1,853,095
1998........................................................     1,850,465
1999........................................................     1,775,319
2000........................................................     1,728,146
Thereafter..................................................     1,650,911
                                                               -----------
                                                               $10,706,401
                                                               ===========

8. NOTE PAYABLE, BANK

	Note payable, bank is as follows at June 30, 1995:

                                                                   1995
                                                                 --------
Citizens Bank of Paso Robles, interest at 8.5%,
  collateralized by certificate of deposit, annually
  renewable on April 3, interest payable monthly, due April
  3, 1996...................................................     $200,000
                                                                 ========

	Prime rate was 9% at June 30, 1995.

9. DIVIDENDS PAYABLE

        In July 1994, October 1994 and January 1995, the Company declared a $.50 per share cash dividend, for 82,443 shares outstanding. In May 1995 the Company declared a $.75 per share dividend, for 82,443 shares outstanding. At June 30, 1995 $26,451 was payable July 1, 1995.

10. DEFERRED INCOME TAXES

	Income tax expense for the year ended June 30, 1995 is computed under SFAS 109 and consisted of the following:

                                                     FEDERAL      STATE       TOTAL
                                                    ----------   --------   ----------
Current...........................................  $  808,602   $241,191  $1,049,793
Deferred..........................................     657,023    100,162     757,185
Tax benefit of net operating loss carryforward....    (251,439)   (35,997)   (287,436)
                                                    ----------   --------   ----------
Income tax expenses...............................  $1,214,186   $305,356  $1,519,542
                                                    ==========   ========  ==========

	Components of deferred income tax balances at June 30, 1995 consisted of:

                                                      FEDERAL      STATE       TOTAL
                                                    -----------   --------   ---------
Current deferred tax assets.......................  $  136,254    $  9,300  $  145,554
                                                    ==========    ========  ==========
Long-term deferred tax liabilities................  $2,539,860    $669,107  $3,208,967
                                                    ==========    ========  ==========

	Deferred income tax liabilities arise primarily from timing differences due to use of accelerated depreciation methods for income tax purposes and the straight-line method for financial reporting purposes. Deferred income tax assets arise primarily from the application of federal and state net operating loss carryovers.

        At June 30, 1995, the Company had alternative minimum tax credits in the amount of $16,837, available to offset future taxes. Tax credits are included in deferred tax assets.

11. RELATED PARTY TRANSACTIONS

        The following transaction occurring between the Company and a related party, which is not presented elsewhere in these financial statements, is as follows:

        Martin Media, which has partners who are also stockholders in the Company, contracts the Company to perform management duties. Martin
Media pays a management fee to the Company which is approximately 3% of Martin Media's gross revenue. Management fees of $986,356 were received from the partnership during the fiscal year ending June 30, 1995.

12. PROFIT SHARING PLAN

	Discretionary contributions under a defined contribution profit sharing plan, which are determined by the Company's Board of Directors, have been accrued to a trust for the benefit of qualified employees in the amount of $50,000 for the year ended June 30, 1995. All costs are funded currently.

13. COMMITMENTS

        The Company leases land in connection with its outdoor advertising posters and panels as well as for office and yard spaces. These are long-term operating leases which the Company and lessor have the option to terminate with thirty days notice.

	Lease expense for the year ended June 30, 1995 was $2,218,480.

        The Company leases office and shop buildings which are located at various divisions. A portion of these are long-term leases.

	Future minimum lease payments under noncancellable leases at June 30, 1995 are as follows:

Years ending June 30,
  1996......................................................  $ 47,747
  1997......................................................    22,665
  1998......................................................    18,711
  1999......................................................    19,944
  2000......................................................    19,944
  Thereafter................................................   121,830
                                                              --------
                                                              $250,841
                                                              ========